Exhibit 10.1

[Execution Version]

AMENDMENT NO. 7 dated as of July 8, 2022 (this “Amendment”), to the CREDIT AGREEMENT dated as of January 21, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement), among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the “Borrower”), the LENDERS and ISSUING BANKS party thereto, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent (in such capacity, the “Administrative Agent”), and J.P. MORGAN SECURITIES LLC, as Sustainability Structuring Agent (in such capacity, the “Sustainability Structuring Agent”).

WHEREAS, the Borrower, in accordance with Section 2.21 of the Credit Agreement, has delivered to the Administrative Agent a Maturity Date Extension Request dated as of July 8, 2022, requesting the extension of the Revolving Maturity Date and the Term Maturity Date to the date that is five years from the Amendment Effective Date (as defined below) (the “Maturity Date Extension”);

WHEREAS, (a) each Lender holding Revolving Commitments and/or Revolving Loans immediately prior to the consummation of the transactions specified in Section 2 hereof (each, an “Existing Revolving Lender”) and each Lender holding Term Loans immediately prior to the consummation of the transactions specified in Section 2 hereof (each, an “Existing Term Lender” and, together with each Existing Revolving Lender, collectively, the “Existing Lenders”) that executes and delivers a signature page to this Amendment (or, in the case of an assignment in accordance with Section 2(a)(ii)(C) hereof, any Affiliate of such Existing Revolving Lender, or 2(b)(ii)(C) hereof, any Affiliate of such Existing Term Lender that, in each case, executes and delivers a signature page to this Amendment) (each, a “Consenting Revolving Lender” or a “Consenting Term Lender”, as applicable, and collectively, the “Consenting Lenders”) at or prior to 5:00 p.m., New York City time, on July 7, 2022 (the “Delivery Time”), will have agreed to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment Effective Date, and (b) each Existing Lender that does not execute and deliver a signature page to this Amendment at or prior to the Delivery Time (each, a “Declining Revolving Lender” or a “Declining Term Lender”, as applicable, and collectively, the “Declining Lenders”) will be deemed not to have agreed to this Amendment and will be subject to the mandatory assignment provisions of Sections 2.18(b), 2.21(c) and 9.02(c) of the Credit Agreement upon the effectiveness of this Amendment on the Amendment Effective Date (it being understood that the interests, rights and obligations of the Declining Lenders under the Loan Documents will be assumed by (i) certain Consenting Lenders and (ii) certain financial institutions that are not Existing Lenders and that are party hereto (each, a “New Revolving Lender” or “New Term Lender”, as applicable, and collectively, the “New Lenders”), in each case in accordance with Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement and Sections 2(a) and 2(b) hereof);

WHEREAS, with respect to the foregoing, this Amendment is an amendment entered into pursuant to Section 2.21 of the Credit Agreement to provide for the Maturity Date Extension;

WHEREAS, the Borrower hereby requests that the Revolving Commitment Increase Lenders (as defined below) (a) provide additional Revolving Commitments on the Amendment Effective Date and immediately after giving effect to the Maturity Date Extension in an aggregate amount of $2,000,000,000 (the “Increase”) (for the avoidance of doubt, the Increase will not be a Revolving Commitment Increase under Section 2.20 of the Credit Agreement) and (b) make Revolving Loans to the Borrower in respect thereof from time to time during the Revolving Availability Period subject to the terms and conditions set forth herein and in the Credit Agreement;

WHEREAS, each Person party hereto whose name is set forth on Schedule III hereto under the heading “Revolving Commitment Increase Lenders” (each such Person, a “Revolving Commitment Increase Lender”) has agreed (a) to provide a portion of the Increase to the Borrower in the amount set forth opposite its name on such Schedule and (b) to make Revolving Loans to the Borrower in respect thereof from time to time during the Revolving Availability Period subject to the terms and conditions set forth herein and in the Credit Agreement; and

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders party hereto have agreed, to certain other amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Rules of Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Maturity Date Extension.

(a) Concerning the Revolving Lenders, the Revolving Commitments and the Revolving Loans.

(i) Subject to the terms and conditions set forth herein, on the Amendment Effective Date and prior to giving effect to the Increase, (A)

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each New Revolving Lender shall become, and each Consenting Revolving Lender shall continue to be, a “Revolving Lender” and a “Lender” under the Credit Agreement and (B) each New Revolving Lender shall have, and each Consenting Revolving Lender shall continue to have, all the rights and obligations of a “Revolving Lender” and a “Lender” holding a Revolving Commitment or a Revolving Loan under the Credit Agreement and the other Loan Documents.

(ii) Pursuant to Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement, on the Amendment Effective Date and prior to giving effect to the Increase, (A) each Declining Revolving Lender shall be deemed to have assigned, delegated and transferred its Revolving Commitments and its Revolving Loans, as applicable, including any participations in LC Disbursements and (B) each Consenting Revolving Lender that will be allocated an aggregate amount of the Revolving Commitments as of the Amendment Effective Date that is less than the aggregate amount of Revolving Commitments of such Consenting Revolving Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned, delegated and transferred the portion of its Revolving Commitments in excess of such allocated amount (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements of such Consenting Revolving Lender), in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMorgan, as assignee, and, in the case of its Revolving Loans and participations in LC Disbursements, at a purchase price equal to par (the “Revolving Loan Purchase Price”), and (C) each Existing Revolving Lender that has elected (as disclosed to the Administrative Agent prior to the date hereof) to allocate all or a portion of the aggregate principal amount of the Revolving Commitments as of the Amendment Effective Date of such Existing Revolving Lender immediately prior to the Amendment Effective Date to an Affiliate of such Existing Revolving Lender shall be deemed to have assigned, delegated and transferred all or such portion of its Revolving Commitments (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements of such Consenting Revolving Lender), in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to such Affiliate, as assignee, at the Revolving Loan Purchase Price and such Affiliate shall be deemed to be a Consenting Revolving Lender for

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all purposes hereunder and under the Loan Documents. Upon (1) payment to a Declining Revolving Lender of (x) the Revolving Loan Purchase Price with respect to its Revolving Loans and participations in LC Disbursements so assigned, delegated and transferred pursuant to this paragraph (ii) (which shall be paid by JPMorgan) and (y) accrued and unpaid interest and fees and other amounts owing under the Credit Agreement, in each case with respect to the Revolving Commitments and Revolving Loans through but excluding the Amendment Effective Date (which shall be paid by the Borrower), and (2) the satisfaction of the applicable conditions set forth in Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement (but without the requirement of any further action on the part of such Declining Revolving Lender, the Borrower or the Administrative Agent), such Declining Revolving Lender shall cease to be a party to the Credit Agreement in its capacity as a Revolving Lender and a Lender (other than, if applicable and subject to Section 2(b)(ii), in its capacity as a Term Lender).

(iii) Subject to the terms and conditions set forth herein, on the Amendment Effective Date and prior to giving effect to the Increase, (A) to the extent any Consenting Revolving Lender will be allocated an aggregate amount of the Revolving Commitments as of the Amendment Effective Date that is more than the aggregate amount of the Revolving Commitments of such Consenting Revolving Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof), each such Consenting Revolving Lender agrees to assume from JPMorgan the portion of such excess amount (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements (in the case of the Revolving Loans and participations in LC Disbursements, at a purchase price equal to par)) and (B) each New Revolving Lender, if any, set forth on Schedule I hereto agrees to assume from JPMorgan Revolving Commitments in an aggregate amount equal to the amount disclosed to such New Revolving Lender by the Administrative Agent prior to the date hereof (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements (in the case of the Revolving Loans and participations in LC Disbursements, at a purchase price equal to par)).

(iv) Each New Revolving Lender, if any, by delivering its signature page to this Amendment on the Amendment Effective Date and assuming Revolving Commitments and Revolving Loans in accordance with Section 2(a)(iii) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each

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other document required to be approved by the Administrative Agent or any Lenders, as applicable, on the Amendment Effective Date.

(v) The transactions described in this Section 2(a) will be deemed to satisfy the requirements of Sections 2.18(b), 9.02(c) and 9.04 of the Credit Agreement in respect of the assignment of the Revolving Commitments, Revolving Loans and participations in LC Disbursements so assigned, delegated and transferred pursuant to Section 2(a)(ii) hereof, and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.

(b) Concerning the Term Lenders and the Term Loans.

(i) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (A) each New Term Lender shall become, and each Consenting Term Lender shall continue to be, a “Term Lender” and a “Lender” under the Credit Agreement and (B) each New Term Lender shall have, and each Consenting Term Lender shall continue to have, all the rights and obligations of a “Term Lender” and a “Lender” holding a Term Loan under the Credit Agreement and the other Loan Documents.

(ii) Pursuant to Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement, on the Amendment Effective Date, (A) each Declining Term Lender shall be deemed to have assigned, delegated and transferred its Term Loans and (B) each Consenting Term Lender that will be allocated an aggregate principal amount of the Term Loans as of the Amendment Effective Date that is less than the aggregate principal amount of Term Loans of such Consenting Term Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Term Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned, delegated and transferred the portion of its Term Loans in excess of such allocated amount, in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMorgan, as assignee, at a purchase price equal to par (the “Term Loan Purchase Price”), and (C) each Existing Term Lender that has elected (as disclosed to the Administrative Agent prior to the date hereof) to allocate all or a portion of the aggregate principal amount of the Term Loans as of the Amendment Effective Date of such Existing Term Lender immediately prior to the Amendment Effective Date to an Affiliate of such Existing Term Lender shall be deemed to have assigned, delegated and transferred all or such portion of its Term Loans, together with all its interests, rights (other than

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its existing rights to payments pursuant to Section 2.14 or 2.16 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to such Affiliate, as assignee, at the Term Loan Purchase Price and such Affiliate shall be deemed to be a Consenting Term Lender for all purposes hereunder and under the Loan Documents. Upon (1) payment to a Declining Term Lender of (x) the Term Loan Purchase Price with respect to its Term Loans so assigned, delegated and transferred pursuant to this paragraph (ii) (which shall be paid by JPMorgan) and (y) accrued and unpaid interest and fees and other amounts owing under the Credit Agreement, in each case with respect to the Term Loans through but excluding the Amendment Effective Date (which shall be paid by the Borrower), and (2) the satisfaction of the applicable conditions set forth in Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement (but without the requirement of any further action on the part of such Declining Term Lender, the Borrower or the Administrative Agent), such Declining Term Lender shall cease to be a party to the Credit Agreement in its capacity as a Term Lender and a (other than, if applicable and subject to Section 2(a)(ii), in its capacity as a Revolving Lender).

(iii) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (A) to the extent any Consenting Term Lender will be allocated an aggregate principal amount of the Term Loans as of the Amendment Effective Date that is more than the aggregate principal amount of the Term Loans of such Consenting Term Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Term Lender by the Administrative Agent prior to the date hereof), each such Consenting Term Lender agrees to assume from JPMorgan, at a purchase price equal to par, the portion of such excess amount and (B) each New Term Lender, if any, set forth on Schedule II hereto agrees to assume from JPMorgan, at a purchase price equal to par, Term Loans in an aggregate principal amount equal to the amount disclosed to such New Term Lender by the Administrative Agent prior to the date hereof.

(iv) Each New Term Lender, if any, by delivering its signature page to this Amendment on the Amendment Effective Date and assuming Term Loans in accordance with Section 2(b)(iii) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent or any Lenders, as applicable, on the Amendment Effective Date.

(v) For purposes of clarity, all Term Loans outstanding immediately prior to the Amendment Effective Date shall continue to be

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outstanding as Term Loans under the Credit Agreement on and after the Amendment Effective Date, subject to the terms of the Credit Agreement.

(vi) The transactions described in this Section 2(b) will be deemed to satisfy the requirements of Sections 2.18(b), 9.02(c) and 9.04 of the Credit Agreement in respect of the assignment of the Term Loans so assigned, delegated and transferred pursuant to Section 2(b)(ii) hereof, and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.

(vii) Immediately after giving effect to the consummation of the transactions described in this Section 2(b), the aggregate principal amount of the Term Loans of each Consenting Term Lender and each New Term Lender is set forth opposite such Lender’s name on Schedule II hereto.

SECTION 3. Revolving Commitment Increase.

(a) Upon the satisfaction of the conditions precedent set forth in Section 6 hereof, but immediately after giving effect to the transactions described in Section 2(a) hereof and subject to paragraph (b) of this Section 3, the Increase shall become effective. Schedule III hereto sets forth the portion of the Increase of each Revolving Commitment Increase Lender as of the Amendment Effective Date (with respect to each Revolving Commitment Increase Lender, such Revolving Commitment Increase Lender’s “Increase Commitment”), and immediately after giving effect to this Amendment, the amount of Revolving Commitments of each Revolving Commitment Increase Lender shall include such Revolving Commitment Increase Lender’s Increase Commitment. Effective as of the Amendment Effective Date, each Revolving Commitment Increase Lender shall be a “Revolving Lender” and a “Lender” under the Credit Agreement and the other Loan Documents, and each Revolving Commitment Increase Lender shall have all the rights and obligations of a “Revolving Lender” and a “Lender” holding a Revolving Commitment or a Revolving Loan under the Credit Agreement and the other Loan Documents. Each Revolving Commitment Increase Lender’s Increase Commitment shall be several and not joint.

(b) On the Amendment Effective Date and after giving effect to the transactions described in Section 2(a) hereof, (i) the aggregate principal amount of Revolving Borrowings outstanding immediately prior to the effectiveness of the Increase (the “Existing Revolving Borrowings”) shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment immediately prior to the effectiveness of the Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as defined below) exceeds (B) (1) such Revolving Commitment Increase

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Lender’s Applicable Percentage (calculated without giving effect to the Increase) multiplied by (2) the aggregate principal amount of Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment immediately prior to the effectiveness of the Increase shall pay to the Administrative Agent in same day funds an amount equal to (A) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Increase) multiplied by (B) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender (other than, for the avoidance of doubt, the Revolving Commitment Increase Lender from whom such funds were received) the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of the Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of the Increase, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in the Borrowing Request delivered pursuant to Section 6(d) hereof, (vi) each Revolving Lender (including, for the avoidance of doubt, each Revolving Commitment Increase Lender) shall be deemed to hold its Applicable Percentage of the Resulting Revolving Borrowings (calculated after giving effect to the effectiveness of the Increase) and (vii) the Borrower shall pay to each Revolving Lender (prior to the effectiveness of the Increase) any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings, together with any amounts payable pursuant to Section 2.15 of the Credit Agreement in respect of the repayment contemplated by clause (i) of this paragraph (b), in each case as required by and pursuant to the terms of the Credit Agreement. Upon the effectiveness of the Increase, each Revolving Lender immediately prior to the Increase will automatically and without further action be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to the Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit, in each case held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.

(c) Each Revolving Commitment Increase Lender, by delivering its signature page to this Amendment on the Amendment Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and

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each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lenders, as applicable on the Amendment Effective Date.

(d) Immediately after giving effect to the consummation of the transactions described in Section 2(a) hereof and this Section 3, the aggregate amount of the Revolving Commitments of each Consenting Revolving Lender, New Revolving Lender and Revolving Commitment Increase Lender is set forth opposite such Lender’s name on Schedule I hereto.

SECTION 4. Amendments to the Credit Agreement. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 6 hereof, (a) the Credit Agreement will be amended to reflect the changes set forth in Exhibit A hereto (with text in bold underline reflecting additions to the Credit Agreement and text in ~~strikethrough~~ reflecting deletions to the Credit Agreement), (b) Exhibit E to the Credit Agreement will be amended and restated in its entirety in the form attached as Exhibit B hereto and (c) Schedule 1.03 to the Credit Agreement will be amended and restated in its entirety in the form attached as Schedule 1.03 hereto. The Credit Agreement, as amended in accordance with this Section 4, is hereinafter referred to as the “Amended Credit Agreement”. For the avoidance of doubt, any Sustainability Rate Adjustment and/or Sustainability Commitment Fee Adjustment set forth in the Pricing Certificate delivered by the Borrower in respect of the calendar year ended December 31, 2021, shall continue to apply on and after the Amendment Effective Date until the date immediately preceding the next Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to the terms of paragraph (f) of Section 2.23 of the Credit Agreement).

SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders and Issuing Banks that:

(a) This Amendment has been duly authorized, executed and delivered by it and each of this Amendment and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

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(c) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Consenting Lender, (iii) each New Lender, (iv) each Issuing Bank, (v) each Revolving Commitment Increase Lender, (vi) Lenders comprising the Required Lenders immediately prior to the Amendment Effective Date and (vii) the Sustainability Structuring Agent, (b) each of the applicable conditions set forth in Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement shall have been satisfied, (c) each of the representations and warranties set forth in Section 5 hereof shall be true and correct, (d) the Borrower shall have delivered a Borrowing Request with respect to the Resulting Revolving Borrowings, (e) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower, the Loan Documents or the transactions contemplated hereby (including certified resolutions from the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment), all in form and substance reasonably satisfactory to the Administrative Agent, (f) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Bank and the Lenders (including the Consenting Lenders, the New Lenders and the Revolving Commitment Increase Lenders)) of Cravath, Swaine & Moore LLP, special New York counsel for the Borrower, dated as of the Amendment Effective Date, (g) the Borrower shall (i) be in compliance on a Pro Forma Basis after giving effect to the Increase (and the application of any proceeds therefrom) with the covenants contained in Sections 6.09 (if applicable) and 6.10 of the Credit Agreement recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Credit Agreement (assuming for purposes of determining compliance with this clause (g) that the Increase is fully drawn as of the last day of such fiscal quarter) and (ii) have delivered a certificate of a Responsible Officer certifying as to compliance with clause (i) above, together with reasonably detailed calculations demonstrating such compliance, (h) the Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, and signed by a Responsible Officer, confirming compliance with the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement, (i) the Lenders (including the Consenting Lenders, the New Lenders and the Revolving Commitment Increase Lenders) shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, in each case to the extent

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requested in writing to the Borrower not later than five Business Days prior to the proposed Amendment Effective Date, (j) the Administrative Agent shall have received payment of all fees and expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment, including those expenses set forth in Section 10 hereof and (k) the Borrower shall have paid all unpaid interest and any other amounts (including any breakage costs) in respect of the Borrowings that have accrued under the Credit Agreement to but excluding the Amendment Effective Date.

SECTION 7. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Amendment Effective Date, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.09(b), 9.09(c), 9.09(d) AND 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 9. Counterparts; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature (as defined in the Amended Credit Agreement) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall

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be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Sustainability Structuring Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment based solely on the lack of paper original copies of this Amendment including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person (as defined in the Amended Credit Agreement) for any Liabilities (as defined in the Amended Credit Agreement) arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the Issuing Banks and the Lenders party hereto.

SECTION 10. Fees and Expenses.

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(a) The Borrower hereby agrees to pay to the Administrative Agent on the Amendment Effective Date, for the account of each applicable party, all fees separately agreed to by the Borrower and JPMorgan in respect of this Amendment.

(b) Notwithstanding anything herein to the contrary, with respect to the transactions contemplated by this Amendment, the Administrative Agent hereby agrees to waive payment of the processing and recordation fee of $3,500 to the extent such fee is required under Section 9.04(b)(ii) of the Credit Agreement.

(c) The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.03 of the Credit Agreement.

SECTION 11. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

CROWN CASTLE INTERNATIONAL CORP., as the Borrower

By	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Executive Vice President and Chief Financial Officer

[Amendment No. 7 to Credit Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and an Issuing Bank

By	/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

[Amendment No. 7 to Credit Agreement Signature Page]

J.P. MORGAN SECURITIES LLC, as Sustainability Structuring Agent

By	/s/ Sam Mason
Name: Sam Mason
Title: Executive Director

[Amendment No. 7 to Credit Agreement Signature Page]

BANK OF AMERICA, N.A., individually and as an Issuing Bank

By	/s/ Lindsay Sames
Name: Lindsay Sames
Title: Vice President

[Amendment No. 7 to Credit Agreement Signature Page]

[Lender signature pages on file with the Administrative Agent]

[Amendment No. 7 to Credit Agreement Signature Page]

[Schedules I, II, III and 1.03 to Amendment No. 7 are on file with the Administrative Agent]

EXHIBIT A

Amended Credit Agreement

[See attached]

[Execution Version]

CREDIT AGREEMENT

dated as of January 21, 2016, among

CROWN CASTLE INTERNATIONAL CORP.,

as Borrower,

The Lenders and Issuing Banks Party Hereto and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.,

as Syndication Agent

~~CITIBANK, N.A.,~~

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

MIZUHO BANK, LTD.,

ROYAL BANK OF CANADA,

~~and~~ TD SECURITIES (USA) LLC,

SUMITOMO MITSUI BANKING CORPORATION,

MUFG BANK, LTD. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.),

BNP PARIBAS SECURITIES CORP.,

PNC CAPITAL MARKETS LLC, and

TRUIST SECURITIES, INC.,

as Documentation Agents

J.P. MORGAN SECURITIES LLC,

as Sustainability Structuring Agent

~~J.P. MORGAN SECURITIES LLC,~~

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~

~~CITIBANK~~JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

MIZUHO BANK, LTD.,

RBC CAPITAL MARKETS

~~and~~ TD SECURITIES (USA) LLC,

SUMITOMO MITSUI BANKING CORPORATION,

MUFG BANK, LTD. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.),

BNP PARIBAS SECURITIES CORP.,

PNC CAPITAL MARKETS LLC, and

TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~49~~54
SECTION 1.03.	Terms Generally	~~49~~55
SECTION 1.04.	Accounting Terms; GAAP	~~49~~55
SECTION 1.05.	Pro Forma Calculations	~~50~~56
SECTION 1.06.	Divisions	~~50~~56
SECTION 1.07.	Interest Rates; ~~LIBOR~~Benchmark Notification	~~51~~57

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~52~~58
SECTION 2.02.	Loans and Borrowings	~~52~~58
SECTION 2.03.	Requests for Borrowings	~~53~~59
SECTION 2.04.	Letters of Credit	~~54~~60
SECTION 2.05.	Funding of Borrowings	~~61~~68
SECTION 2.06.	Interest Elections	~~62~~69
SECTION 2.07.	Termination and Reduction of Commitments	~~63~~70
SECTION 2.08.	Repayment of Loans; Evidence of Debt	~~64~~71
SECTION 2.09.	Amortization of Term Loans	~~65~~72
SECTION 2.10.	Prepayment of Loans	~~65~~72
SECTION 2.11.	Fees	~~67~~74
SECTION 2.12.	Interest	~~68~~75
SECTION 2.13.	Alternate Rate of Interest	~~69~~76
SECTION 2.14.	Increased Costs	~~71~~79
SECTION 2.15.	Break Funding Payments	~~73~~81
SECTION 2.16.	Taxes	~~73~~82
SECTION 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~77~~87
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders	~~79~~88
SECTION 2.19.	Defaulting Lenders	~~80~~90
SECTION 2.20.	Incremental Facilities	~~83~~93
SECTION 2.21.	Extension of Maturity Date	~~87~~97
SECTION 2.22.	Refinancing Facilities	~~90~~100
SECTION 2.23.	Sustainability Adjustments	~~92~~102

i

Page

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	~~95~~105
SECTION 3.02.	Authorization; Enforceability	~~95~~105
SECTION 3.03.	Governmental Approvals; No Conflicts	~~95~~105
SECTION 3.04.	Financial Condition; No Material Adverse Effect	~~96~~106
SECTION 3.05.	Properties	~~97~~107
SECTION 3.06.	Litigation and Environmental Matters	~~97~~107
SECTION 3.07.	Compliance with Laws and Agreements; No Default	~~98~~108
SECTION 3.08.	Anti-Terrorism Laws	~~98~~108
SECTION 3.09.	Investment Company Status	~~99~~109
SECTION 3.10.	Federal Reserve Regulations	~~99~~109
SECTION 3.11.	Taxes	~~99~~109
SECTION 3.12.	ERISA	~~99~~110
SECTION 3.13.	Disclosure	~~99~~110
SECTION 3.14.	Solvency	~~100~~110
SECTION 3.15.	Licenses and Registrations	~~100~~111
SECTION 3.16.	Labor Matters	~~101~~111
SECTION 3.17.	Plan Assets; Prohibited Transactions	~~101~~111

ARTICLE IV

Conditions

SECTION 4.01.	Effective Date	~~101~~112
SECTION 4.02.	Each Credit Event	~~102~~113

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information	~~103~~114
SECTION 5.02.	Notices of Material Events	~~105~~115
SECTION 5.03.	Operation as a REIT	116
SECTION 5.04.	Existence; Conduct of Business	~~106~~116
SECTION 5.05.	Payment of Obligations	~~106~~117
SECTION 5.06.	Maintenance of Properties	~~106~~117
SECTION 5.07.	Insurance	117
SECTION 5.08.	Books and Records; Inspection and Audit Rights	117
SECTION 5.09.	Compliance with Laws	~~107~~118
SECTION 5.10.	Use of Proceeds and Letters of Credit	~~107~~118

		Page

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness of Restricted Subsidiaries	~~108~~118
SECTION 6.02.	Liens	121
SECTION 6.03.	Fundamental Changes	123
SECTION 6.04.	Asset Sales	~~113~~124
SECTION 6.05.	Hedging Agreements	~~115~~126
SECTION 6.06.	Restricted Payments	~~115~~126
SECTION 6.07.	Transactions with Affiliates	127
SECTION 6.08.	Restrictive Agreements	127
SECTION 6.09.	Consolidated Interest Coverage Ratio	129
SECTION 6.10.	Total Net Leverage Ratio and Total Senior Secured Leverage Ratio	129
SECTION 6.11.	Changes in Fiscal Periods	~~118~~129
SECTION 6.12.	Designation of Unrestricted Subsidiaries and Restricted Subsidiaries	~~118~~129

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agent

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	140
SECTION 9.02.	Waivers; Amendments	142
SECTION 9.03.	Expenses; Indemnity; Damage Waiver; Limitation of Liability	145
SECTION 9.04.	Successors and Assigns	148
SECTION 9.05.	Survival	153
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	154
SECTION 9.07.	Severability	~~141~~155
SECTION 9.08.	Right of Setoff	~~141~~155
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~142~~156
SECTION 9.10.	WAIVER OF JURY TRIAL	~~143~~157
SECTION 9.11.	Headings	~~143~~157
SECTION 9.12.	Confidentiality	~~143~~157
SECTION 9.13.	Interest Rate Limitation	~~144~~158
SECTION 9.14.	USA PATRIOT Act Notice	~~144~~158
SECTION 9.15.	No Fiduciary Relationship	~~145~~159
SECTION 9.16.	Non-Public Information	~~145~~159

SECTION 9.17.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~146~~160
SECTION 9.18.	Certain ERISA Matters	~~146~~160

SCHEDULES:

Schedule 1.01 — Disqualified Equity Interest

Schedule 1.02 — Unrestricted Subsidiaries

Schedule 1.03 — Sustainability Table

Schedule 2.01 — Commitments

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.07 — Transactions with Affiliates

Schedule 6.08 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Maturity Date Extension Request

Exhibit C-1 — Form of Tax Certificate (Foreign Lenders/Not Partnerships)

Exhibit C-2 — Form of Tax Certificate (Foreign Participants/Not Partnerships)

Exhibit C-3 — Form of Tax Certificate (Foreign Participants/Partnerships)

Exhibit C-4 — Form of Tax Certificate (Foreign Lenders/Partnerships)

Exhibit D — Form of Compliance Certificate

Exhibit E — Form of Pricing Certificate

v

CREDIT AGREEMENT dated as of January 21, 2016 (this “Agreement”), among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation, the LENDERS and ISSUING BANKS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and J.P. MORGAN SECURITIES LLC, as Sustainability Structuring Agent.

~~The Borrower has requested that (a) the Term Lenders extend credit in the form of Term Loans on the Effective Date in an aggregate principal amount of $2,000,000,000, (b) the Revolving Lenders extend credit in the form of Revolving Loans and the Issuing Banks issue Letters of Credit, in each case at any time and from time to time during the Revolving Availability Period such that the Aggregate Revolving Exposure will not exceed $2,500,000,000 at any time and (c) the 364-Day Lenders extend credit in the form of 364-Day Loans at any time and from time to time during the 364-Day Availability Period such that the 364-Day Aggregate Exposure will not exceed $1,000,000,000 at any time.~~

The Lenders are willing to extend ~~such~~ credit to the Borrower, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Lender” has the meaning assigned to such term in Section 2.20(c).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10% per annum; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~LIBO~~Term SOFR Rate” means, ~~with respect to any Eurodollar Borrowing~~ for any Interest Period ~~(or, solely for purposes of clause (c) of the defined term “Alternate Base Rate”, for purposes of determining the Alternate Base Rate as of any date)~~, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~(or such date, as~~

~~applicable) multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10% per annum. Notwithstanding the foregoing, if the Adjusted ~~LIBO~~Term SOFR Rate as calculated in the immediately preceding sentence is less than ~~zero~~the Floor, then the Adjusted ~~LIBO~~Term SOFR Rate shall be deemed to be ~~zero~~equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Revolving Lenders at such time.

“Agreement” has the meaning assigned to such term in the introductory statement to this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the Adjusted ~~LIBO~~Term SOFR Rate ~~on~~for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or~~,~~ if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. ~~For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for dollar deposits in the London interbank market (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (London time) on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.~~ If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Law” means any Requirement of Law relating to money laundering or financing terrorism, including the USA PATRIOT Act, the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act of 1970”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act of 1917 (50 U.S.C. §1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time; provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the Aggregate Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Revolving Lender’s Revolving Commitment at such time. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments of Revolving Loans and LC Exposures that occur after such termination or expiration and to any Revolving Lender’s status as a Defaulting Lender.

“Applicable Rate” means, for any day, the rate per annum set forth under the relevant column heading in the ~~relevant~~ pricing grid below based upon the Borrower’s Level at such time:

~~Applicable Rate with respect to the Revolving Loans and Term Loans and the Revolving Facility Commitment Fee~~

Level	Senior Unsecured Debt Rating (S&P / Moody’s / Fitch)	Applicable Rate for ~~LIBOR~~Term Benchmark Loans and RFR Loans	Applicable Rate for ABR Loans	Applicable Rate for Revolving Facility Commitment Fee
I	A-/A3/A- or higher	0.875%	0.000%	0.080%
II	BBB+/Baa1/BBB+	1.000%	0.000%	0.100%
III	BBB/Baa2/BBB	1.125%	0.125%	0.110%
IV	BBB-/Baa3/BBB-	1.250%	0.250%	0.150%
V	BB+/Ba1/BB+	1.500%	0.500%	0.200%
VI	BB/Ba2/BB or lower	1.750%	0.750%	0.300%

~~Applicable Rate with respect to the 364-Day Loans and 364-Day Facility Commitment Fee~~

~~Level~~	~~Senior Unsecured Debt Rating (S&P / Moody’s / Fitch)~~	~~Applicable Rate for LIBOR Loans~~		~~Applicable Rate for ABR Loans~~		~~Applicable Rate for 364-Day Facility Commitment Fee~~
~~I~~	~~BBB+/Baa1/BBB+ or higher~~	~~1.125~~	%	~~0.125~~	%	~~0.100~~	%
~~II~~	~~BBB/Baa2/BBB~~	~~1.250~~	%	~~0.250~~	%	~~0.125~~	%
~~III~~	~~BBB-/Baa3/BBB-~~	~~1.375~~	%	~~0.375~~	%	~~0.150~~	%
~~IV~~	~~BB+/Ba1/BB+~~	~~1.625~~	%	~~0.625~~	%	~~0.200~~	%
~~V~~	~~BB/Ba2/BB or lower~~	~~2.000~~	%	~~1.000~~	%	~~0.300~~	%

For the purposes of the foregoing pricing ~~grids~~grid, changes in the Applicable Rate resulting from changes in the Level shall become effective on the next business day after the date of the change in the related rating. The applicable “Level” will be based on the highest rating received from any of S&P, Moody’s or Fitch; provided that if the lowest rating received from any such rating agency is two or more rating levels below the highest rating, the rating level next below the highest rating will apply; provided, however, that notwithstanding the foregoing proviso, if any two such ratings are both at the highest rating, then such highest rating shall apply. If the rating system of S&P, Moody’s or Fitch shall change, or if any such rating agency shall cease to be in the business of assigning senior unsecured debt ratings generally (any such rating agency, an “Affected Rating Agency”), the Borrower and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from the Affected Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to (x) the rating of the rating agencies that are not Affected Rating Agencies or (y) if there is no rating agency that is not an Affected Rating Agency, the rating of the Affected Rating Agency most recently in effect prior to such change or cessation.

It is hereby understood and agreed that the Applicable Rate with respect to ~~LIBOR~~Term Benchmark Loans, RFR Loans, ABR Loans and the Revolving Facility Commitment Fee shall be adjusted from time to time based upon the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment (to be calculated and applied as set forth in Section 2.23); provided, however, that in no event shall the Applicable Rate be less than 0.0% after giving effect to any such adjustment.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, (i) prior to the Third Amendment Effective Date, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets1 and TD Securities (USA) LLC, (ii) on and after the Third Amendment Effective Date but prior the Fifth Amendment Effective Date, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

transferred following the Third Amendment Effective Date), Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets, TD Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, ~~and~~ (iii) on and after the Fifth Amendment Effective Date but prior to the Seventh Amendment Effective Date, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets, TD Securities (USA) LLC, Sumitomo Mitsui Banking Corporation and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), ~~in~~and (iv) on and after the Seventh Amendment Effective Date, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets, TD Securities (USA) LLC, Sumitomo Mitsui Banking Corporation MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), BNP Paribas Securities Corp., PNC Capital Markets LLC, National Association and Truist Securities, Inc., in each case, in their capacity as the joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 2.13.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law, regulation, rule or requirement for such EEA Member Country from time to time as described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, ~~LIBO~~with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred with respect to ~~LIBO~~the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark pursuant to clause (b) ~~or clause (c)~~ of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~; provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in clause (3) below~~:

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1) the ~~sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~; or

(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~.

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities~~;~~ at such time in the United States.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, after consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.13(c); or~~

~~(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or clause (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Person” means any Person that (a) is publicly identified on any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority or resides, is organized or chartered or has a place of business in a country or territory subject to such sanctions or embargo programs, (b) is publicly identified as prohibited from doing business with the United States of America under any Requirement of Law, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Crown Castle International Corp., a Delaware corporation.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of a written Borrowing Request, in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Business” has the meaning assigned to such term in Section 3.06(b).

“Business Day” means any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or any other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed and a day on which inter-bank payments can be effected on the Federal Reserve Bank’s Fedwire System; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.~~; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, and (b) in relation to Loans referencing the Adjusted

Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate, or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any State thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities described in clause (a) of this definition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority of any such State, commonwealth or territory, the securities of which State, commonwealth, territory, political subdivision or taxing authority, as applicable, are rated at least A by S&P or A-2 by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business (or by any agency thereof to the extent such obligations are backed by the full faith and credit of such sovereign nation), in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A-2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (b) through (g) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“CC Holdings” means CC Holdings GS V LLC, a Delaware limited liability company.

“CC Holdings Notes” means any notes issued from time to time pursuant to the CC Holdings Notes Indenture.

“CC Holdings Notes Guarantors” has the meaning assigned to the term “Guarantors” in the CC Holdings Notes Indenture.

“CC Holdings Notes Indenture” means the Indenture dated as of April 30, 2009 (together with any supplements thereto), among the CC Holdings Notes Issuers, the CC Holdings Notes Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

“CC Holdings Notes Indenture Documents” means, collectively, the CC Holdings Notes Indenture, the CC Holdings Notes, the CC Holdings Notes Management Agreement and the Security Documents (as defined in the CC Holdings Notes Indenture).

“CC Holdings Notes Issuers” means, at any time, the Issuers (as defined in the CC Holdings Notes Indenture) under the CC Holdings Notes Indenture at such time.

“CC Holdings Notes Management Agreement” means the Management Agreement dated as of April 30, 2009, between CC Holdings and the other entities listed therein, as owners, and Crown USA, as manager.

“CC Holdings Notes Property” means, collectively, the properties (including land and improvements, and all leaseholds, sub-leaseholds, fee and easements) and all related facilities, owned by CC Holdings and its Subsidiaries (as defined in the CC Holdings Notes Indenture).

“Change in Control” means (a) any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; provided that a transaction in which the Borrower becomes a subsidiary of another Person shall not constitute a Change in Control if (x) the Borrower’s stockholders immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in such other Person of whom the Borrower is a Subsidiary immediately following such transaction and (y) immediately following such transaction, no “person” (as defined in this clause (a)) other than such other Person, beneficially owns, directly or indirectly,

Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (b) failure of the Continuing Directors to constitute a majority of the board of directors of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans~~,~~ or Incremental Term Loans ~~or 364-Day Loans~~, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Commitment, or Commitment in respect of any Incremental Term Loans ~~or a 364-Day Commitment~~ and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Commitment, Term Commitment~~, 364-Day Commitment~~ or commitment in respect of any Incremental Term Loans or any combination thereof (as the context requires).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.21(b).

“Consolidated Debt Service” means, as of the last day of any fiscal quarter of the Borrower, the aggregate amount of cash interest (including imputed interest with respect to Capital Lease Obligations and commitment fees) that the Borrower and the Restricted Subsidiaries paid during the most recently ended four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) on the principal balance of the Indebtedness of the Borrower and the Restricted Subsidiaries (excluding any Indebtedness of the Borrower or any Restricted Subsidiary that has been purchased by, or is otherwise owing to, the Borrower or any Restricted Subsidiary) then outstanding, less the aggregate amount of any cash payments received during such period by the Borrower or the Restricted Subsidiaries in connection with any Hedging Agreements of the Borrower or the Restricted Subsidiaries in respect of such Indebtedness.

“Consolidated EBITDA” means, for the Borrower and the Restricted Subsidiaries, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, the sum, without duplication, of (i) interest expense for such period, whether or not accrued and whether or not capitalized, and amortization of non-cash interest expense, (ii) income tax expense and consolidated gross receipts tax expense for such period, including taxes based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes, (iii) depreciation, amortization and accretion (including amortization of intangible assets and accretion of asset retirement obligations) for such period, (iv) extraordinary losses and non-recurring non-cash charges and expenses for such period, (v) all other non-cash charges, expenses and interest for such period (including any non-cash losses in respect of Hedging Agreements, non-cash impairment charges, stock-based compensation charges and non-cash amortization of prepaid lease purchase price adjustments), (vi) non-recurring integration and transaction costs and expenses for such period, including as a result of business combinations, operational changes and improvements (including transaction costs, expenses and fees incurred in connection with any merger or acquisition, severance and retention costs and business optimization expenses), (vii) non-recurring charges and expenses, restructuring charges and losses on the retirement or extinguishment of Indebtedness, in each case for such period and (viii) other non-operating expenses in an aggregate amount not exceeding $15,000,000 in any fiscal year, less extraordinary gains, other non-operating income in an aggregate amount not exceeding $15,000,000 and cash payments (not otherwise deducted in determining Consolidated Net Income) made during such period with respect to non-cash charges that were added back in a prior period.

“Consolidated Interest Coverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) Consolidated EBITDA for the most recently ended four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) to (b) Consolidated Debt Service determined as of such date.

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that, without duplication, there shall be (a) included the income of any Person that is not the Borrower or a consolidated Restricted Subsidiary to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to the Borrower or any consolidated Restricted Subsidiary during such period, (b) excluded the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) excluded gains and losses from discontinued operations (other than from components that are held for disposal but which have not yet been so disposed) and (d) excluded after-tax gains and losses attributable to non-ordinary course dispositions of assets.

“Consolidated Total Assets” means, at any date of determination, the total assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means the directors of the board of directors of the Borrower on the Effective Date and each other director of the Borrower, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended, or such other director’s election or appointment to the board of directors of the Borrower is approved, by at least a majority of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.

“Crown USA” means Crown Castle USA Inc., a Pennsylvania corporation.

“Daily Simple SOFR” means, for any day~~,~~ (a “SOFR~~, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish, in consultation with~~ Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower~~, another convention in its reasonable discretion~~.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or any other applicable jurisdiction from time to time in effect.

“Declining Lender” has the meaning assigned to such term in Section 2.21(b).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such written certification or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action. Any determination by the Administrative Agent or the Borrower that a Lender is a Defaulting Lender under any one or more of clause (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Credit Party.

“Designated Securitization Indebtedness” means (a) any Indebtedness assumed or incurred under clause (f) of Section 6.01 or incurred under clause (p) or clause (q) of Section 6.01, in each case that is designated as “Designated Securitization Indebtedness” in a writing delivered to the Administrative Agent by the Borrower substantially concurrently with such assumption or incurrence; provided that (i) such Indebtedness was incurred or refinanced or replaced Indebtedness that was incurred (in each case, in the case of Indebtedness assumed under clause (f) of Section 6.01) or is incurred (in the case of Indebtedness incurred under clause (f) or clause (p) or clause (q) of Section 6.01), in each case for the purpose of securitizing or otherwise financing wireless communications towers, tower-related assets (including small cell networks and fiber assets) or any assets or businesses reasonably related thereto and (ii) such Indebtedness contains terms that are market terms for such financing on the date such Indebtedness was incurred (in the case of Indebtedness assumed under clause (f) of Section 6.01) or is incurred (in the case of Indebtedness incurred under clause (f) or clause (p) or clause (q) of Section 6.01) (as determined reasonably and in good faith by the Borrower) and (b) all Indebtedness of the Borrower or any Restricted Subsidiary outstanding as of the Effective Date that was designated as “Designated Securitization Indebtedness” under the Existing Credit Agreement.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interest, in each case of clauses (a) through (c) above, prior to the date that is 91 days after the Latest Maturity Date; provided, however, that (i) any Equity Interests that would constitute Disqualified Equity Interests solely because the holders thereof have the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a “change in control” (or any analogous event) or a sale of assets shall not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that such issuer may not redeem any such Equity Interests pursuant to such provisions unless such redemption complies with Section 6.06, (ii) any Equity Interest that by its terms authorizes the issuer to satisfy in full its obligations upon maturity, redemption, exchange or repurchase thereof or otherwise, by the delivery of Equity Interests that are not Disqualified Equity Interests shall be deemed not to be a Disqualified Equity Interest and (iii) any Equity Interests of the Borrower or any Restricted Subsidiary outstanding as of the Effective Date and listed on Schedule 1.01 shall be deemed not to be Disqualified Equity Interests.

“Disqualified Institution” means any (a) Person designated by the Borrower, and accepted by the Administrative Agent, on or before the Effective Date (which list shall have been provided to the Lenders by the Administrative Agent on or before the Effective Date) and (b)(x) competitor of the Borrower and the Subsidiaries identified in writing by the Borrower to the Administrative Agent from time to time after the Effective Date by delivery of a notice thereof to the Administrative Agent setting forth such Person or Persons (or the Person or Persons previously identified to the Administrative Agent that are to be no longer considered “Disqualified Institutions”) and (y) with respect to clauses (a) and (b) above, an Affiliate of such Person to the extent such Affiliate is clearly identifiable on the basis of such Affiliates’ name or is otherwise identified in writing by the Borrower from time to time to the Administrative Agent; provided that (i) neither the Administrative Agent nor any Lender shall have any obligation to carry out due diligence in order to identify such Affiliates and (ii) the list of Disqualified Institutions and any updates thereto from time to time (collectively, the “DQ List”) shall be posted to all Lenders by the Administrative Agent (and the Administrative Agent shall have the express authority to do so), and the Administrative Agent shall further have the express authority to provide the DQ List to each Lender requesting the same. Notwithstanding the foregoing, each of the Borrower and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to ascertain, monitor or inquire as to whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment or participation of loans made, or any information made available, to a Disqualified Institution by any Lender in violation hereof.

“Documentation Agents” means, collectively, (i) prior to the Third Amendment Effective Date, Citibank, N.A., Crédit Agricole Corporate and Investment

Bank, Mizuho Bank, Ltd., Royal Bank of Canada and TD Securities (USA) LLC, (ii) on and after the Third Amendment Effective Date but prior to the Fifth Amendment Effective Date, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Royal Bank of Canada, TD Securities (USA) LLC and Sumitomo Mitsui Banking Corporation ~~and~~, (iii) on and after the Fifth Amendment Effective Date but prior to the Seventh Amendment Effective Date, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Royal Bank of Canada, TD Securities (USA) LLC, Sumitomo Mitsui Banking Corporation and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), and (iv) on and after the Seventh Amendment Effective Date, Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Royal Bank of Canada, TD Securities (USA) LLC, Sumitomo Mitsui Banking Corporation, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), BNP Paribas Securities Corp., PNC Capital Markets LLC, National Association and Truist Securities, Inc., in each case in their respective capacities as documentation agents for the credit facilities provided hereunder.

“dollars” or “$” refers to lawful money of the United States of America.

~~“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, a Defaulting Lender, a Disqualified Institution, the Borrower or any Restricted Subsidiary or other Affiliate of the Borrower or any Restricted Subsidiary.

“Environmental Laws” means any and all Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its

ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal within the meaning of Section 4063, 4203 or 4205 of ERISA from any Plan or Multiemployer Plan or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b) or 9.02(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement dated as of January 31, 2012 (as amended, supplemented, restated or otherwise modified prior to the

Effective Date), by and among Crown Castle International Corp., Crown Castle Operating Company, the lenders and issuing banks from time to time parties thereto, Morgan Stanley Senior Funding Inc., as co-documentation agent, and Mizuho Bank, Ltd., as administrative agent.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.21(a).

“Existing Revolving Borrowings” has the meaning assigned to such term in Section 2.20(d).

“Extension Effective Date” has the meaning assigned to such term in Section 2.21(b).

“FAA” means the Federal Aviation Administration or any Governmental Authority at any time substituted therefor.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq, as amended.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCC” means the Federal Communications Commission or any Governmental Authority at any time substituted therefor.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate. If the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fifth Amendment Effective Date” means June 21, 2019.

“First Amendment Effective Date” means February 13, 2017.

“First Amendment” means Amendment No. 1, dated as of the First Amendment Effective Date, among the Borrower, the Administrative Agent, the Lenders party thereto and the Issuing Banks party thereto.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~LIBO Rate.~~the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR shall be 0.0%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Signal Notes” means any notes issued from time to time pursuant to the Global Signal Notes Indenture.

“Global Signal Notes Guarantor” means Global Signal Holdings III, LLC, a Delaware limited liability company.

“Global Signal Notes Indenture” means the Indenture dated as of July 31, 2009 (together with any supplements thereto), between the Global Signal Notes Issuers, as issuers of the Global Signal Notes, the Global Signal Notes Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Global Signal Notes Indenture Documents” means, collectively, the Global Signal Notes Indenture, the Global Signal Notes, the Global Signal Notes Management Agreement and the other Transaction Documents (as defined in the Global Signal Notes Indenture).

“Global Signal Notes Issuers” means, at any time, the Issuers (as defined in the Global Signal Notes Indenture) under the Global Signal Notes Indenture at such time.

“Global Signal Notes Management Agreement” means the Management Agreement dated as of July 31, 2009, between Pinnacle Towers Acquisition Holdings LLC, a Delaware limited liability company, and the subsidiaries thereof from time to time party thereto, as owners, and Crown USA, as manager.

“Global Signal Notes Tower Sites” means, collectively, the wireless communication towers owned, leased or managed by the Global Signal Notes Issuers.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, including a reimbursement, counterindemnity or similar obligation and, in each case, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) guaranteeing or having the economic effect of guaranteeing, any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Responsible Officer)). The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedging Agreement.

“Incremental Facilities” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(c).

“Incremental Facility Closing Date” has the meaning assigned to such term in Section 2.20(c).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes payable or similar instruments representing extensions of credit, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is or becomes due and payable and is not thereafter promptly paid. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Indebtedness of any Person will not include any obligations of such Person relating to leases which would not have been accounted for as a liability on a balance sheet of such Person in accordance with GAAP as in effect on the Effective Date, even if those obligations would be included as liabilities on the balance sheet of such Person at the applicable time of determination.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information Memorandum” means the Confidential Information Memorandum dated December 2015 relating to the Transactions.

“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including trademarks, service marks, trade names, domain names, copyrights, patents, trade secrets, know-how, technology and processes, any applications or registrations for any of the foregoing, any licenses for any of the foregoing and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other violation thereof, including the right to receive all proceeds and damages therefrom.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing~~, 364-Day Borrowing~~ or Term Borrowing in accordance with Section 2.06, which shall be, in the case of a written Interest Election Request, in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, (i) the last day of each March, June, September and December and (ii) the applicable Maturity Date, (b) with respect to any ~~Eurodollar Loan, the last day~~RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the applicable Maturity Date and (c) with respect to any Term Benchmark Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (ii) the applicable Maturity Date.

“Interest Period” means, with respect to any ~~Eurodollar~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (~~or twelve months thereafter if, at the time of~~in each case, subject to the availability for the Benchmark applicable to the relevant ~~Borrowing, all Lenders participating therein agree to make an interest period of such duration available~~Loan or Commitment), as the Borrower may elect ~~or such shorter period as the Administrative Agent may agree to in its sole discretion~~; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Screen Rate” means, with respect to any Eurodollar Borrowing for any Interest Period (or for purposes of determining the Alternate Base Rate in accordance with clause (c) of the definition thereof and assuming an Interest Period of one month), a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or, for purposes of determining the Alternate Base Rate in accordance with clause (c) of the definition thereof, on the applicable date of determination).~~

“Investment Company Act” means the United States Investment Company Act of 1940.

“IRS” means the United States Internal Revenue Service.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A. and Bank of America, N.A. and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.04(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.04(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“KPI 1” means the aggregate number of cellular towers and similar structures (including rooftops) of the Borrower and its Subsidiaries, whether owned, leased or operated by the Borrower or any Subsidiary, with LED lighting systems.

“KPI 1 Applicable Rate Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) a positive 0.025% if the KPI 1 for such period as set forth in the KPI Metrics Report is less than the KPI 1 Threshold for such period, (b) 0% if the KPI 1 for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI 1 Threshold for such period but less than the KPI 1 Target for such period, and (c) negative 0.025% if the KPI 1 for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI 1 Target for such period.

“KPI 1 Commitment Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005% if the KPI 1 for such period as set forth in the KPI Metrics Report is less than the KPI 1 Threshold for such period, (b) 0% if the KPI 1 for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI 1 Threshold for such period but less than the KPI 1 Target for such period, and (c) negative 0.005% if the KPI 1 for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI 1 Target for such period.

“KPI 1 Target” means, with respect to any calendar year, the KPI 1 Target for such calendar year as set forth in the Sustainability Table.

“KPI 1 Threshold” means, with respect to any calendar year, the KPI 1 Threshold for such calendar year as set forth in the Sustainability Table.

“KPI 2” means, (a) with respect to ~~any~~the calendar year ended December 31, 2021, the renewable energy certificates owned by the Borrower or any of its Subsidiaries, whether directly or indirectly purchased or otherwise acquired (including pursuant to any subsequent transfer or assignment to the Borrower or any of its Subsidiaries), representing a fixed number of megawatts per hour of electricity generated from an eligible renewable energy source and delivered to the electricity grid for such calendar year~~.~~ and (b) with respect to any calendar year ending after December 31, 2021, the aggregate amount (measured in megawatts per hour) of renewable energy (x) generated by or on behalf of the Borrower or any of its Subsidiaries and (y) acquired by the Borrower or any of its Subsidiaries, whether directly or indirectly

(including pursuant to any subsequent transfer or assignment to the Borrower or any of its Subsidiaries), for such calendar year. For purposes of clause (b)(y) of the immediately-preceding sentence, the acquisition of renewable energy may include, without limitation, acquisitions of renewable energy certificates (including pursuant to virtual power purchase agreements), sourcing renewable energy from utility providers or directly from renewable energy sources, or other direct or indirect acquisitions of renewable energy or credits therefor.

“KPI 2 Applicable Rate Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) a positive 0.025% if the KPI 2 for such period as set forth in the KPI Metrics Report is less than the KPI 2 Threshold for such period, (b) 0% if the KPI 2 for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI 2 Threshold for such period but less than the KPI 2 Target for such period, and (c) negative 0.025% if the KPI 2 for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI 2 Target for such period.

“KPI 2 Commitment Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005% if the KPI 2 for such period as set forth in the KPI Metrics Report is less than the KPI 2 Threshold for such period, (b) 0% if the KPI 2 for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI 2 Threshold for such period but less than the KPI 2 Target for such period, and (c) negative 0.005% if the KPI 2 for such period as set forth in the KPI Metrics Report is greater than or equal to the KPI 2 Target for such period.

“KPI 2 Target” means, with respect to any calendar year, the KPI 2 Target for such calendar year as set forth in the Sustainability Table.

“KPI 2 Threshold” means, with respect to any calendar year, the KPI 2 Threshold for such calendar year as set forth in the Sustainability Table.

“KPI Metric” means each of KPI 1 and KPI 2.

“KPI Metrics Assurance Provider” means PricewaterhouseCoopers LLP, or any replacement assurance provider as designated from time to time by the Borrower; provided that any such replacement KPI Metrics Assurance Provider shall be (a) a nationally recognized environmental, social and governance assurance provider or (b) another assurance provider designated by the Borrower and approved by the Required Lenders.

“KPI Metrics Report” means an annual report, the sustainability-related disclosure in which has been reviewed by the KPI Metrics Assurance Provider, that sets forth the calculations for each KPI Metric for a specific calendar year.

“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender’s Applicable Percentage of the aggregate LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.04(m). For all purposes of this Agreement, if on any date of determination a standby Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(e).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (page LIBOR01 or LIBOR02) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “LIBO Screen Rate”), at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the~~

~~foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.~~

~~“LIBO Screen Rate” has the meaning assigned to such term in the definition of the term “LIBO Rate”.~~

“License” means any license, authorization, permit, consent, franchise, ordinance, registration, certificate, agreement, determination or other right filed with, granted by or entered into by a Governmental Authority that permits or authorizes the ownership, construction, management or maintenance of a Tower Site or the use of a Tower Site for communications.

“Licensing Authority” means a Governmental Authority that has granted a License.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest, license or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any Incremental Facility Amendment, any Refinancing Facility Agreement, any agreement designating an additional Issuing Bank as contemplated by Section 2.04(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.08(c).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and the unused Aggregate Revolving Commitment at such time~~,~~ and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans or Term Commitments of such Class representing more than 50% of the aggregate principal amount of all Term Loans or Term Commitments, as applicable, of such Class outstanding at such time ~~and (c) in the case of the 364-Day Lenders, Lenders having 364-Day Exposures and unused 364-Day Commitments representing more than 50% of the sum of the 364-Day Aggregate Exposure and the unused 364-Day Aggregate Commitment at such time~~.

“Management Agreements” means, collectively, the Tower Notes Management Agreement, the Global Signal Notes Management Agreement and the CC Holdings Notes Management Agreement, as well as any similar agreement entered into by any Subsidiary in connection with any Securitization Indenture and containing terms that are market terms for such an agreement on the date such agreement became effective (as determined reasonably and in good faith by the Borrower).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole or (b) the validity or enforceability of this Agreement or any other material Loan Document or the material rights of or material benefits available to the Administrative Agent or Lenders under this Agreement or any other material Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans, the Letters of Credit and the Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $250,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means each Restricted Subsidiary (a) the total assets of which equal 10% or more of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries or (b) the gross revenues of which equal 10% or more of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined total assets or combined gross revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries shall have exceeded 15% of the consolidated total assets of the Borrower and the Restricted Subsidiaries or 15% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries, respectively, then one or more of such excluded Restricted Subsidiaries to be selected by the Borrower shall for all purposes of this Agreement be deemed to be Material Subsidiaries until such excess shall have been eliminated (and notice of such selection shall be delivered to the Administrative Agent).

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any

Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means the Revolving Maturity ~~Date, the 364-Day Maturity~~ Date, the Term Maturity Date, or the maturity date with respect to any Class of Incremental Term Loans, as the context requires.

“Maturity Date Extension Request” means a request by the Borrower, in the form of Exhibit B hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.21.

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“MNPI” means material information concerning the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any Affiliate of any of the foregoing or any of their securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“NYFRB” means the Federal Reserve Bank of New York.

~~“NYFRB’s Website”means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.~~

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

~~“Other Benchmark Rate Election” means, with respect to any Loan, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~

~~(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~

“Other Connection Tax” means, with respect to any Recipient, a Tax imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b) or 9.02(c)).

“Other Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment” has the meaning assigned to such term in Article VIII.

“Payment Notice” has the meaning assigned to such term in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and obligations, assessments or government charges, (ii) in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements and (iii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in subclauses (i) and (ii) above;

(d) pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in subclause (i) above;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(g) Liens arising from Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”;

(h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases or consignment arrangements entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement, in each case to the extent covering the assets so licensed, leased, sublicensed or subleased;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(m) Liens that are contractual rights of set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“Pricing Certificate” means a certificate substantially in the form of Exhibit E executed by a Responsible Officer and (a) setting forth the Sustainability Rate Adjustment for the period covered thereby and computations in reasonable detail in respect thereof and (b) attaching (i) true and correct copies of the KPI Metrics Report for the most recently ended calendar year and (ii) a report of the KPI Metrics Assurance Provider confirming that they are not aware of any material modifications to the computations included in the KPI Metrics Report that are necessary to allow the KPI Metrics Assurance Provider to provide limited assurance, in accordance with applicable industry standards, in respect of the KPI Metrics Report.

“Pricing Certificate Inaccuracy” has the meaning assigned to such term in Section 2.23(d).

“Prime Rate” means the rate of interest per annum announced from time to time by the Administrative Agent as its prime rate in effect at its principal office. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to the calculation of Consolidated Total Assets, the financial covenants contained in Sections 6.09 and 6.10 or otherwise for purposes of determining the Consolidated Interest Coverage Ratio, the Total Net Leverage Ratio, the Total Senior Secured Leverage Ratio or any other financial ratio set forth herein as of any date, that such calculation shall give pro forma effect to all acquisitions (other than any de minimis acquisitions), all issuances, incurrences or assumptions of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms), all sales, transfers or other dispositions of any material assets outside the ordinary course of business and any prepayments or repayments of Indebtedness, in each case that have occurred during (or, if such calculation is being made for the purpose of determining whether any transaction shall be permitted hereunder, since the beginning of) the fiscal quarter (or four fiscal quarter period, as applicable) of the Borrower most recently ended on or prior to such date as if they occurred on the first day of such fiscal quarter (or four fiscal quarter period, as applicable) (including expected cost savings (without duplication of actual cost savings) to the extent (a) such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act as interpreted by the Staff of the SEC, and as certified by a Responsible Officer or (b) in the case of an acquisition, such cost savings are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such acquisition; provided that (i) the Borrower shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that such cost savings meet the requirements set forth in this clause (b), together with reasonably detailed evidence in support thereof, and (ii) if any cost savings included in any pro forma calculations based on the expectation that such cost savings will be realized within 365 days following such acquisition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of twelve months).

“Properties” has the meaning assigned to such term in Section 3.06(b).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Acquisition” means the acquisition by the Borrower or any Restricted Subsidiary of any Person, property, business or assets which acquisition has been designated to the Lenders by a Responsible Officer as a “Qualified Acquisition” so long as, on a Pro Forma Basis after giving effect to such acquisition, the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower (for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)) prior to such acquisition would be no less than 5.00 to 1.00; provided that (i) no such designation may be made with respect to any acquisition prior to the end of the fourth full fiscal quarter following the completion of the most recently consummated Qualified Acquisition unless the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower (for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)) prior to the consummation of such acquisition was no greater than 5.50 to 1.00, (ii) the aggregate consideration for such acquisition (including the aggregate principal amount of any Indebtedness assumed thereby) is equal to or greater than $500,000,000 and (iii) the Borrower may designate no more than three (3) such acquisitions as a “Qualified Acquisition” during the term of this Agreement.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is ~~LIBO~~the Term SOFR Rate, ~~11:00 a.m. (London~~5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting, ~~and~~ (b) if such Benchmark is ~~not LIBO Rate~~Daily Simple SOFR, then 5:00 a.m. (Chicago time) on the day that is four Business Days preceding the date of such setting or (c) if such Benchmark is neither the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Commitment” means a Refinancing Revolving Commitment or a Refinancing Term Loan Commitment.

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Refinancing Indebtedness” means, in respect of any Indebtedness (including any Indebtedness that is to be refinanced substantially contemporaneously therewith, the “Original Indebtedness”), any Indebtedness that extends, renews, replaces or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal, replacement or refinancing; (b) either (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than the earlier of (A) the stated final maturity of such Original Indebtedness and (B) the 91st day following the Latest Maturity Date or (ii) the weighted average life to maturity of such Refinancing Indebtedness is not shorter than the earlier of (A) the remaining weighted average life to maturity of such Original Indebtedness and (B) the 91st day following the Latest Maturity Date; provided that, for purposes of this subclause (ii), in the case of any Original Indebtedness that is being refinanced that contains an anticipated repayment date (or an analogous concept) by which such Original Indebtedness must be repaid in full in order to avoid dividend or other “cash trap” restrictions, the stated final maturity of such Original Indebtedness (for purposes of determining the weighted average life to maturity of such Original Indebtedness) shall be deemed to be such anticipated repayment date; (c) such Refinancing Indebtedness contains terms and conditions (excluding pricing, premiums, prepayment or redemption provisions, maturity and amortization) that are market terms on the date such Refinancing Indebtedness is incurred (as determined in good faith by the Borrower) or are not materially more restrictive, taken as a whole, than the covenants and events of default contained in this Agreement (as determined in good faith by the Borrower); and (d) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders (as determined in good faith by the Borrower).

“Refinancing Lenders” means, collectively, the Refinancing Revolving Lenders and the Refinancing Term Lenders.

“Refinancing Loans” means, collectively, the Refinancing Revolving Loans and the Refinancing Term Loans.

“Refinancing Revolving Commitments” has the meaning assigned to such term in Section 2.22(a).

“Refinancing Revolving Lender” has the meaning assigned to such term in Section 2.22(a).

“Refinancing Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Refinancing Term Lender” has the meaning assigned to such term in Section 2.22(a).

“Refinancing Term Loan Commitments” has the meaning assigned to such term in Section 2.22(a).

“Refinancing Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Register” has the meaning assigned to such term in Section 9.04(b).

“REIT” means a “real estate investment trust” as defined and taxed under Sections 856 through 860 of the Code.

“REIT Conversion” means a plan to restructure any Restricted Subsidiary’s assets, liabilities or business operations, including transfers of assets among the Borrower and the Restricted Subsidiaries, a merger of any Restricted Subsidiary with and into an Affiliate thereof and a distribution by any Restricted Subsidiary of its earnings and profits for Federal income tax purposes, in each case in connection with making a REIT Election; provided that no REIT Conversion shall result in any restrictions or prohibitions on the ability of any Restricted Subsidiary to make any Restricted Payments to the Borrower.

“REIT Election” means an election by any Restricted Subsidiary to be treated as a REIT (other than a public REIT).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB~~,~~ or a committee officially endorsed or convened by the Board of Governors or the NYFRB, or any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate and (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Required Lenders” means, at any time, Lenders having Revolving ~~Exposures, 364-Day~~ Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, ~~364-Day Aggregate Exposure,~~ outstanding Term Loans and unused Commitments at such time.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, chief operating officer, general counsel or treasurer of the Borrower, but, in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted” means, when used in reference to cash or Cash Equivalents of any Person, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in conformity with GAAP (unless such classification results solely from any Lien referred to in clause (b) below) or (b) are controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under the Loan Documents.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” has the meaning assigned to such term in Section 2.20(d).

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or Incremental Facility Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. As of the ~~Fifth~~Seventh Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $~~5,000,000,000~~7,000,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Revolving Commitment Increase Lender” means, with respect to any Revolving Commitment Increase, each Additional Lender providing a portion of such Revolving Commitment Increase.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans and (b) such Lender’s LC Exposure, in each case at such time.

“Revolving Facility Commitment Fee” has the meaning assigned to such term in Section 2.11(a).

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person as to which such Revolving Lender is, directly or indirectly, a subsidiary.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means ~~June 18~~July 8, ~~2026~~2027, as the same may be extended pursuant to Section 2.21.

“RFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, territory or region that is itself the subject or target of any Sanctions (at the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) Her Majesty’s Treasury of the United Kingdom or (e) any other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

~~“Second Amendment Effective Date” means August 29, 2017.~~

“Securities Act” means the United States Securities Act of 1933.

“Securitization Documents” means, collectively, the CC Holdings Notes Indenture Documents, the Global Signal Notes Indenture Documents, the Tower Notes Indenture Documents and any other Transaction Documents (as such term or any analogous term is defined in the applicable Securitization Indenture) entered into in connection with any Securitization Indenture described in clause (b) or (c) of the definition thereof.

“Securitization Entities” means, collectively, the Securitization Issuers, the Securitization Guarantors, the Tower Notes Asset Entities and any other Asset Entities (as such term or any analogous term is defined in the applicable Securitization Indenture).

“Securitization Guarantors” means, collectively, the CC Holdings Notes Guarantors, the Global Signal Notes Guarantor, the Tower Notes Guarantor and each other Subsidiary that is required pursuant to the terms of any Securitization Indenture to Guarantee the Indebtedness with respect to the Securitization Notes issued pursuant to or incurred under such Securitization Indenture.

“Securitization Indenture” means, collectively, (a) the CC Holdings Notes Indenture, the Global Signal Notes Indenture and the Tower Notes Indenture, (b) any agreement, indenture or other instrument under which any Designated Securitization Indebtedness has been issued or incurred and (c) any agreement, indenture or other instrument under which Refinancing Indebtedness with respect to the Securitization Notes issued pursuant to or incurred under the agreements, indentures or other instruments referenced in clauses (a) and (b) of this definition has been issued or incurred.

“Securitization Issuers” means, collectively, the CC Holdings Notes Issuers, the Global Signal Notes Issuer, the Tower Notes Issuers and any other Subsidiary that issues or incurs Securitization Notes.

“Securitization Notes” means, collectively, any notes or any other Indebtedness from time to time issued pursuant to or incurred under any Securitization Indenture.

“~~Sixth~~Seventh Amendment Effective Date” means ~~June 18~~July 8, ~~2021~~2022.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Third Amendment Effective Date Indebtedness” means any Indebtedness of the Restricted Subsidiaries in the form of notes and any related guarantees (and, for the avoidance of doubt, not any Indebtedness in the form of capital leases and installments, fiber indefeasible right of use agreements or letters of credit) that is set forth on Schedule 6.01 and any Refinancing Indebtedness incurred or issued by any Restricted Subsidiary in respect thereof.

“Specified Third Amendment Effective Date Liens” means any Liens created pursuant to and in connection with the CC Holdings Notes Indenture Documents, the Global Signal Notes Indenture Documents and the Tower Notes Indenture Documents that are set forth on Schedule 6.02 and any Liens relating to Refinancing Indebtedness in respect thereof.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other business entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Sustainability Commitment Fee Adjustment” means, with respect to any KPI Metrics Report for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the KPI 1 Commitment Fee Adjustment Amount (whether positive, negative or zero), plus (b) the KPI 2 Commitment Fee Adjustment Amount (whether positive, negative or zero), in each case for such period.

“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.23(a).

“Sustainability Rate Adjustment” means, with respect to any KPI Metrics Report for any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the KPI 1 Applicable Rate Adjustment Amount (whether positive, negative or zero), plus (b) the KPI 2 Applicable Rate Adjustment Amount (whether positive, negative or zero), in each case for such period.

“Sustainability Structuring Agent” means J.P. Morgan Securities LLC, in its capacity as the sustainability structuring agent for the credit facilities provided hereunder.

“Sustainability Table” means the Sustainability Table set forth on Schedule 1.03.

“Syndication Agent” means Bank of America, N.A., in its capacity as the syndication agent for the credit facilities provided hereunder.

“Tack-On Term Commitment” has the meaning assigned to such term in the First Amendment.

“Tack-On Term Lender” has the meaning assigned to such term in the First Amendment.

“Tack-On Term Loans” has the meaning assigned to such term in the First Amendment.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Commitments” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s initial Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its initial Term Commitment.

“Term Lender” means any Lender with an outstanding Term Commitment or an outstanding Term Loan.

“Term Loan Increase” has the meaning assigned to such term in Section 2.20(a).

“Term Loans” means, collectively, a Loan made pursuant to clause (a) of Section 2.01 and any Incremental Term Loans. The initial aggregate principal amount of the Term Loans as of the Effective Date is $2,000,000,000.

“Term Maturity Date” means ~~June 18~~July 8, ~~2026~~2027, as the same may be extended pursuant to Section 2.21.

“Term SOFR Rate” means, ~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

~~“Term SOFR Notice”means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term SOFR.~~

“Third Amendment Effective Date” means June 14, 2018.

“Total Indebtedness” means, as of any date, the sum of the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding obligations, contingent or otherwise, of the Borrower and the Restricted Subsidiaries as an account party or applicant in respect of acceptances, letters of credit, surety bonds, letters of guaranty or similar arrangements, unless such acceptance, letter of credit, surety bond or letter of guaranty supports an obligation that constitutes Indebtedness.

“Total Net Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date minus Unrestricted Cash on such date to (b) Consolidated EBITDA for the most recently ended four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b).

“Total Senior Secured Indebtedness” means, as of any date, the sum of the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries that is secured by Liens and outstanding as of such date in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding obligations, contingent or otherwise, of the Borrower as an account party or applicant in respect of acceptances, letters of credit, surety bonds, letters of guaranty or similar arrangements, unless such acceptance, letter of credit, surety bond or letter of guaranty supports an obligation that constitutes Indebtedness.

“Total Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Total Senior Secured Indebtedness on such date to (b) Consolidated EBITDA for the most recently ended four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b).

“Tower Notes” means any notes issued from time to time pursuant to the Tower Notes Indenture.

“Tower Notes Asset Entities” means, at any time, the Asset Entities (as defined in the Tower Notes Indenture) under the Tower Notes Indenture at such time.

“Tower Notes Guarantor” means CC Towers Guarantor LLC, a Delaware limited liability company.

“Tower Notes Indenture” means the Indenture dated as of June 1, 2005 (together with any supplements thereto), between the Tower Notes Issuers, as issuers of the Tower Notes, and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee.

“Tower Notes Indenture Documents” means, collectively, the Tower Notes Indenture, the Tower Notes, the Tower Notes Management Agreement and the other Transaction Documents (as defined in the Tower Notes Indenture).

“Tower Notes Issuers” means, at any time, the Issuers (as defined in the Tower Notes Indenture) under the Tower Notes Indenture at such time.

“Tower Notes Management Agreement” means the Management Agreement dated as of June 8, 2005, between Crown Castle Towers LLC and the subsidiaries thereof from time to time party thereto, as owners, and Crown USA, as manager.

“Tower Notes Tower Sites” means, collectively, the wireless communication towers that are part of the assets of the Tower Notes Asset Entities.

“Tower Sites” means, collectively, the Tower Notes Tower Sites, the Global Signal Notes Tower Sites and the CC Holdings Notes Properties and any substantially similar assets securitized or otherwise financed under any other Securitization Indenture.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Subsidiary in connection with the Transactions.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Borrower of the Loan Documents (including this Agreement), the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the repayment in full of all obligations under the Existing Credit Agreement, the termination of all commitments thereunder and the release of all Guarantees and Liens in respect thereof and (c) the payment of the Transaction Costs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate ~~or~~, the Alternate Base Rate or the Adjusted Daily Simple SOFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, as of any date, the aggregate amount of cash and Cash Equivalents owned on such date by the Borrower and the Restricted Subsidiaries; provided that such cash and Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” means (a) any Subsidiary listed on Schedule 1.02 and (b) (i) any Subsidiary designated as such by the Borrower in accordance with Section 6.12 and (ii) any Subsidiary of such designated Subsidiary; provided that in order to continue to qualify as an Unrestricted Subsidiary, (A) at no time shall any creditor of any such Subsidiary have any claim (whether pursuant to a Guarantee, by operation of law or otherwise) against the Borrower or any Restricted Subsidiary in respect of any Indebtedness or other obligation of any such Subsidiary and (B) at no time shall the Borrower have any direct or indirect obligation to subscribe for additional Equity Interests of such Subsidiary.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and

Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means(a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

~~“364-Day Aggregate Commitment” means, at any time, the sum of the 364-Day Commitments of all the 364-Day Lenders at such time.~~

~~“364-Day Aggregate Exposure” means, at any time, the sum of the 364-Day Exposures of all the 364-Day Lenders at such time.~~

~~“364-Day Applicable Percentage” means, at any time with respect to any 364-Day Lender, the percentage of the 364-Day Aggregate Commitment represented by~~

~~such Lender’s 364-Day Commitment at such time; provided that, at any time any 364-Day Lender shall be a Defaulting Lender, “364-Day Applicable Percentage” shall mean the percentage of the 364-Day Aggregate Commitments (disregarding any such Defaulting Lender’s 364-Day Commitment) represented by such 364-Day Lender’s 364-Day Commitment at such time. If the 364-Day Commitments have terminated or expired, the 364-Day Applicable Percentages shall be determined based upon the 364-Day Commitments most recently in effect, giving effect to any assignments of 364-Day Loans that occur after such termination or expiration and to any 364-Day Lender’s status as a Defaulting Lender.~~

~~“364-Day Availability Period” means the period from and including the Effective Date to but excluding the earlier of the 364-Day Maturity Date and the date of termination of the 364-Day Commitments.~~

~~“364-Day Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make 364-Day Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s 364-Day Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s 364-Day Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its 364-Day Commitment, as applicable. The initial aggregate amount of the Lenders’ 364-Day Commitments is $1,000,000,000.~~

~~“364-Day Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s 364-Day Loans.~~

~~“364-Day Facility Commitment Fee” has the meaning assigned to such term in 2.11(b).~~

~~“364-Day Lender” means a Lender with a 364-Day Commitment or, if the 364-Day Commitments have terminated or expired, a Lender with 364-Day Exposure.~~

~~“364-Day Loan” means a Loan made pursuant to clause (c) of Section 2.01.~~

~~“364-Day Maturity Date” means January 19, 2017.~~

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurodollar~~Term Benchmark Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a

“~~Eurodollar~~Term Benchmark Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~Term Benchmark Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented, refinanced, renewed, replaced or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements, refinancings, renewals, replacements or other modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (except that, for purposes of Sections 6.09 and 6.10 and otherwise for purposes of determining the Consolidated Interest Coverage Ratio, the Total Net Leverage Ratio, the Total Senior Secured Leverage Ratio and any other financial ratio set forth herein, GAAP shall be determined on the basis of such principles in effect on the Effective Date and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 5.01(a)); provided that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. Notwithstanding any change in GAAP after the Third Amendment Effective Date (whether or not such change is, as of the Third Amendment Effective Date, scheduled to occur after the Third Amendment Effective Date) which, after giving effect to such change, would (1) have the effect of treating any leased property accounted for as an operating lease prior to such accounting change as a capital lease or liability, (2) reclassify capital leases using different terminology (including “finance leases”) after giving effect to such accounting change or (3) otherwise alter the treatment on the financial statements of the Borrower of any lease or the obligations or payments made or to be made with respect thereto, for all purposes of calculating Indebtedness, the Consolidated Interest Coverage Ratio, the Total Net Leverage Ratio and the Total Senior Secured Leverage Ratio and for any other purpose under this Agreement, the Borrower shall continue to make such determinations and calculations with respect to all leases (whether then in existence or thereafter entered into) in accordance with GAAP (as it relates to such issue) as in effect prior to such change and consistent with past practices.

SECTION 1.05. Pro Forma Calculations. With respect to any period during which any acquisition (other than any de minimis acquisitions) or any sale, transfer or other disposition of any material assets outside the ordinary course of business occurs, for purposes of determining compliance with the covenants contained in Sections 6.09 and 6.10, or otherwise for purposes of determining the Consolidated Interest Coverage Ratio, the Total Net Leverage Ratio, the Total Senior Secured Leverage Ratio or any other financial ratio set forth herein or Consolidated Total Assets, calculations with respect to such period shall be made on a Pro Forma Basis.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07. Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that the dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this Agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Sections~~Section 2.13(b) ~~and (c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 2.13(e), of any change to the reference rate upon which the interest rate on a Loan is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~LIBOR~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b) or Section 2.13(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(d))~~, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~LIBOR~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ~~the LIBO Rate~~any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise~~,~~ and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees (a) to make an initial Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its initial Term Commitment, and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment~~, and (c) to make 364-Day Loans to the Borrower from time to time during the 364-Day Availability Period in an aggregate principal amount that will not result in such Lender’s 364-Day Exposure exceeding such Lender’s 364-Day Commitment or the 364-Day Aggregate Exposure exceeding the 364-Day Aggregate Commitment~~. Subject to the terms and conditions set forth in the First Amendment, each Tack-On Term Lender agrees to make a Tack-On Term Loan to the Borrower on the First Amendment Effective Date in a principal amount not exceeding such Tack-On Term Lender’s Tack-On Term Commitment. All Loans shall be denominated in dollars. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans ~~and 364-Day Loans~~. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several (and not joint and several) and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Revolving Borrowing~~, 364-Day Borrowing~~ and Term Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ~~Eurodollar~~ Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any ~~Eurodollar~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a ~~Eurodollar~~Term Benchmark Borrowing that results from a continuation of an outstanding ~~Eurodollar~~Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 ~~Eurodollar~~Term Benchmark Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e).

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing~~, 364-Day Borrowing~~ or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 2:00 p.m. (New York City time) three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m. (New York City time) on the date of such proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 12:00 p.m. (New York City time) on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, e-mailed pdf (or similar electronic submission reasonably acceptable to the Administrative Agent) or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.01 and 2.02):

(i) whether the requested Borrowing is to be a Revolving Borrowing, a Term Borrowing~~, a 364-Day Borrowing~~ or a Borrowing of any Incremental Term Loan;

(ii) the aggregate amount of such Borrowing;

(iii) the requested date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing;

(v) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of the Borrower’s account to which funds are to be disbursed or, if the Borrowing is being requested to finance the reimbursement of an LC Disbursement in accordance with Section 2.04(e), the identity of the Issuing Bank that made such LC Disbursement; and

(vii) that as of such date Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account (or for the account of any Restricted Subsidiary so long as the Borrower and such Restricted Subsidiary are co-applicants in respect of such Letter of Credit), denominated in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period; provided that all information required by the applicable Issuing Bank pursuant to Section 9.14 shall have been delivered by the Borrower and such Restricted Subsidiary. Notwithstanding anything contained in any letter of credit application or other agreement (other than this Agreement) submitted by the Borrower to, or entered into the Borrower with, any Issuing Bank relating to any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, (ii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of such letter of credit application or such other agreement, as applicable, the terms and conditions of this Agreement shall control, (iii) the aggregate face amount of outstanding Letters of Credit issued by JPMorgan Chase Bank, N.A. shall not exceed $50,000,000 at any time without its consent, and (iv) the aggregate face amount of outstanding Letters of Credit issued by Bank of America, N.A. shall not exceed $50,000,000 at any time without its consent.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph (c) of this Section 2.04), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (not later than 12:00 p.m. (New York City time) at least three (3) Business Days (or such later date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $100,000,000, (ii) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment and (iii) following the effectiveness of any Maturity Date Extension Request with respect to the Revolving Commitments, the LC Exposure in respect of all Letters of Credit having an expiration date after the second Business Day prior to the Existing Maturity Date shall not exceed the aggregate Revolving Commitments of the Consenting Lenders extended pursuant to Section 2.21. Notwithstanding the foregoing or anything else to the contrary contained herein, no Issuing Bank shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it or (B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date. If the Borrower so requests in any applicable Letter of Credit application, the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions, whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the fifth Business Day prior to the Revolving Maturity Date; provided, however, that such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) or (c) of this Section 2.04 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension. For the avoidance of doubt, if the Revolving Maturity Date shall be extended pursuant to Section 2.21, “Revolving Maturity Date” as referenced in this paragraph shall refer to the Revolving Maturity Date as extended pursuant to Section 2.21; provided that, notwithstanding anything in this Agreement (including Section 2.21 hereof) or any other Loan Document to the contrary, the Revolving Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that is the issuer of such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.04, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section 2.04, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m. (New York City time) on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that, if the amount of such LC Disbursement is $500,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to reimburse any LC Disbursement by the time specified above in this paragraph, then the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof.

Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction in a final and non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or wilful misconduct.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or e-mail) of such demand for payment and whether such Issuing Bank has made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section 2.04.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement in full when due pursuant to paragraph (e) of this Section 2.04, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.04 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b), 2.19(c) or 2.21(d). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.19(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k) Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the tenth Business Day following the date of delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section  2.11(~~b~~c). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.04, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(n) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower at the time of issuance of a Letter of Credit, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. (New York City Time) for ~~Eurodollar~~Term Benchmark Borrowings or 3:00 p.m. (New York City Time) for ABR Borrowings, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.04(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the applicable Class. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing~~, 364-Day Borrowing~~ and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06; provided that the Borrower may not elect to convert a Borrowing to an RFR Borrowing except in accordance with Section 2.13. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.06, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing ~~or 364-Day Borrowing~~ of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, e-mailed pdf (or similar electronic submission reasonably acceptable to the Administrative Agent) or facsimile to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is to be a ~~Eurodollar~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be ~~converted to an ABR Borrowing~~deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) may be converted to or continued as a ~~Eurodollar~~Term Benchmark Borrowing and (ii) unless repaid, each ~~Eurodollar~~Term Benchmark Borrowing (or ~~Eurodollar~~Term Benchmark Borrowing of the applicable Class, as applicable) and each RFR Borrowing (or RFR Borrowing of the applicable Class, as applicable) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the initial Term Commitments shall automatically terminate upon the initial funding of the initial Term Loans on the Effective Date, (ii) the Tack-On Term Commitments shall automatically terminate upon the funding of the Tack-On Term Loans on the First Amendment Effective Date, and (iii) the Revolving Commitments shall automatically terminate on the Revolving Maturity Date~~, and (iv) the 364-Day Commitments shall automatically terminate on the 364-Day Maturity Date~~.

(b) ~~The 364-Day Commitments shall automatically be reduced dollar-for-dollar by the amount of the net proceeds of any issuance by the Borrower of any debt securities of the Borrower after the Effective Date, such reduction being effective as of the Business Day next succeeding the date of the receipt of such net proceeds by the Borrower.~~[Reserved].

(c) The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment.

(d) The Borrower shall notify the Administrative Agent in writing of ~~(i)~~ any election to terminate or reduce the Commitments under paragraph (c) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof ~~and (ii) any mandatory reduction of the 364-Day Commitments under paragraph (b) of this Section 2.07 on or prior to the effective date of such reduction~~. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered under this paragraph may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date~~,~~ and (ii~~) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each 364-Day Loan of such Lender on the 364-Day Maturity Date and (iii~~) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.

(b) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.09. Amortization of Term Loans. (a) Subject to adjustment pursuant to Section 2.10(d), the Borrower shall repay Term Borrowings, if any, on the last day of each March, June, September and December, beginning on September 30, ~~2021~~2022, in an aggregate principal amount equal to (i) for each such date occurring on or prior to the second anniversary of the ~~Sixth~~Seventh Amendment Effective Date, 0.625% of the aggregate principal amount of the Term Borrowings outstanding on the ~~Sixth~~Seventh Amendment Effective Date, (ii) for each such date occurring after the second anniversary of the ~~Sixth~~Seventh Amendment Effective Date but on or prior to the fourth anniversary of the ~~Sixth~~Seventh Amendment Effective Date, 1.250% of the aggregate principal amount of the Term Borrowings outstanding on the ~~Sixth~~Seventh Amendment Effective Date and (iii) for each such date occurring after the fourth anniversary of the ~~Sixth~~Seventh Amendment Effective Date but prior to the Term Maturity Date, 2.500% of the aggregate principal amount of the Term Borrowings outstanding on the ~~Sixth~~Seventh Amendment Effective Date.

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c) Prior to any repayment of any Term Borrowings of any Class under this Section 2.09, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed promptly by hand delivery, e-mailed pdf (or similar electronic submission reasonably acceptable to the Administrative Agent) or facsimile) of such selection not later than 12:00 noon (New York City time) three Business Days before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but not an obligation, to minimize breakage costs that would be owed under Section 2.15. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10 and Section 2.15.

(b) In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.04(i)) in an aggregate amount equal to such excess.

(c) ~~In the event and on each occasion that the 364-Day Exposure exceeds the 364-Day Commitment, the Borrower shall prepay 364-Day Borrowings in an aggregate amount equal to such excess~~[Reserved].

(d) Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to Section 2.09 in the case of a prepayment pursuant to paragraph (a) of this Section 2.10, as directed in writing by the Borrower; provided that (A) any prepayment of any Class of Incremental Term Borrowings shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment and (B) any prepayment of Term Borrowings of any Class contemplated by Section 2.22 shall be applied to subsequent scheduled repayments as provided in Section 2.22.

(e) Prior to any optional or mandatory prepayment of Borrowings under this Section 2.10, the Borrower shall, subject to paragraph (d) of this Section 2.10 and to the remainder of this paragraph (e), select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to paragraph (f) of this Section 2.10.

(f) The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery, e-mailed pdf (or similar electronic submission reasonably acceptable to the Administrative Agent) or facsimile) of any optional prepayment and any mandatory prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 12:00 noon (New York City time) three Business Days before the date of prepayment ~~or~~, (ii) in the case of prepayment of an RFR Borrowing, not later than 12:00 noon (New York City time) five Business Days before the date of prepayment or (iii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon (New York City time) one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section 2.10 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Revolving Facility Commitment Fee”), which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

~~(b) The Borrower agrees to pay to the Administrative Agent for the account of each 364-Day Lender a commitment fee (the “364-Day Facility Commitment Fee”), which shall accrue at the Applicable Rate on the average daily unused amount of the 364-Day Commitment of such 364-Day Lender during the period from and including the Effective Date to but excluding the date on which the 364-Day Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the 364-Day Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a 364-Day Commitment of a Lender shall be deemed to be used to the extent of the outstanding 364-Day Loans of such Lender.~~

(b) [Reserved].

(c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to ~~Eurodollar~~Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the earlier of such last day (if a Business Day) or the Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each ~~Eurodollar~~(i) Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) RFR Borrowing shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section 2.12.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving

Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a ~~Eurodollar~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate ~~or~~, Adjusted ~~LIBO~~Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. (a) Subject to paragraphs (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section 2.13, if ~~prior to the commencement of any Interest Period for a Eurodollar Borrowing of any Class~~:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing of any Class that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such ~~Eurodollar~~Term Benchmark Borrowing for such Interest Period or (B) at any time for an RFR Borrowing, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such RFR Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders of such Class by telephone, electronic mail or facsimile as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist~~, (i)~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a ~~Eurodollar Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR~~Term Benchmark Borrowing and ~~(ii)~~ any Borrowing Request ~~for a Eurodollar Borrowing of such Class shall be treated as a request for an ABR Borrowing.~~that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan of the applicable Class is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan of such Class shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above, on such day, and (2) any RFR Loan of such Class shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the

Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising ~~the Required Lenders~~a Majority in Interest of each Class.

~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this paragraph (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.~~

(~~d) In connection with the implementation of a Benchmark Replacement,~~ c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(~~e~~d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (~~f~~e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(~~f~~e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or LIBO~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the

Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(~~g~~f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurodollar~~Term Benchmark Borrowing of, conversion to or continuation of ~~Eurodollar~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any ~~such~~ request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to ~~ABR Loans~~(i) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (ii) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~ or any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~Eurodollar~~ Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, such Issuing Bank or such other Recipient, the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof; it being understood and agreed, however, that a Lender shall not be entitled to any such compensation to the extent such Lender is not imposing such charges on, or requesting such compensation from, borrowers (similarly situated to the Borrower) under comparable credit facilities similar to the credit facilities provided pursuant to this Agreement.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender or such Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. ~~In~~ (a) With respect to Loans that are not RFR Loans, in the event of (~~a~~i) the payment of any principal of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (~~b~~ii) the conversion of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (~~c~~iii) the failure to borrow, convert, continue or prepay any ~~Revolving Loan or~~ Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (~~d~~iv) the assignment of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18(b) or 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. ~~In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period~~

~~from other banks in the London interbank market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.18(b) or 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a) Payment Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), 2.16(f)(ii)(B) or 2.16(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a

“bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.

(i) Issuing Bank. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon (New York City time)), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.14, 2.15 or 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest or commitment fees, interest or commitment fees, as applicable, thereon shall be payable for the period of such extension. All payments under this Agreement and each other Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Eligible Assignee. It is acknowledged and agreed that the foregoing provisions of this paragraph are between the Lenders and no consent from the Borrower is required with respect to these provisions. The Borrower agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(a) or (b), 2.16(e), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with its internal policies or otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender has requested compensation under Section 2.14, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has become a Declining Lender under Section 2.21, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Declining Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class with respect to which such Lender is a Declining Lender) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments and (E) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) ~~(i)~~ commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a) ~~and (ii) commitment fees shall cease to accrue on the unfunded portion of the 364-Day Commitment of such Defaulting Lender pursuant to Section 2.11(b)~~;

(b) the Revolving Commitment and Revolving Exposure (in the case of a Defaulting Lender that is a Revolving ~~Lender) or the 364-Day Commitment and 364-Day Exposure (in the case of a Defaulting Lender that is a 364-Day~~ Lender) of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that only any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender, then:

(i) all or any part of the LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.04(e) and 2.04(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the sum of all non-Defaulting Lenders’ Revolving Commitments and (B) at the time of such reallocation, no Event of Default shall have occurred and be continuing; provided that, subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.04(i) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(~~b~~c) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(~~b~~c) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section  2.11(~~b~~c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized;

(d) so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such issued, amended, renewed or extended Letter of Credit will be allocated among the non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein); and

(e) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank; third, to cash collateralize the Issuing ~~Lenders~~Banks’ LC Exposure with respect to such Defaulting Lender in accordance with Section 2.04(i); fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent in accordance with the terms hereof; fifth, in the case of a ~~Default~~Defaulting Lender that is a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to (x) satisfy obligations of such Defaulting Lender to fund Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.04(i); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.04(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.04(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that (i) a Bankruptcy Event with respect to a Revolving Lender Parent shall occur following the date hereof and for so long as such Bankruptcy Event shall continue or (ii) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank, as applicable, shall have entered into arrangements with the Borrower or the applicable Revolving Lender, satisfactory to such Issuing Bank, as applicable, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and each Issuing Bank each agrees that a Revolving Lender that is a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date, subject to clause (e) of this Section 2.19, such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage.

SECTION 2.20. Incremental Facilities. (a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add (i) (x) one or more increases to any existing Term Loan or Incremental Term Loan (each such increase, a “Term Loan Increase”) or (y) one or more additional tranches of term loans (“Other Term Loans” and together with any Term Loan Increase, the “Incremental Term Loans”) or (ii) solely during the Revolving Availability Period, one or more increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase” and, together with the Incremental Term Loans, the “Incremental Facilities”); provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment (or, subject to clauses (A) and (B) below, to the extent the initial proceeds of any Incremental Facilities are used in connection with any acquisition of or other investment in all or substantially all of the Equity Interests, assets or business of any Person or any assets constituting a business unit, line or division of such Person, at and as of the date the agreement with respect to such acquisition or other investment is signed), (A) no Default has occurred and is continuing or shall result therefrom (provided that in the event the initial proceeds of any Incremental Facilities are used in connection with any acquisition of or other investment in all or substantially all of the Equity Interests, assets or business of any Person or any assets constituting a business unit, line or division of such Person, such condition precedent set forth in this clause (A) may be waived or limited as agreed between the Borrower and the Lenders providing such Incremental Facility, without the consent of any other Lenders), (B) the representations and warranties of the Borrower set forth in the Loan Documents (or, to the extent the initial proceeds of any Incremental Facilities are used in connection with any acquisition of or other investment in all or substantially all of the Equity Interests, assets or business of any Person or any assets constituting a business unit, line or division of such Person, at the time the agreement with respect to such acquisition or other investment is signed and upon the effectiveness of such Incremental Facility Amendment, solely the representations and warranties of the Borrower set forth in Sections 3.01(a), 3.01(b), 3.02, 3.03(b) (with respect to the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of the Borrower), 3.08(d), 3.09, 3.10 and 3.14 and customary specified acquisition agreement representations and warranties with respect to the Person to be acquired) shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) at and as of such time, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date, (C) the Borrower shall be in compliance on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness (and the application of the proceeds therefrom) with the covenants contained in Sections 6.09 (if then applicable) and 6.10 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) (and, if such

Incremental Facility is in the form of a Revolving Commitment Increase, assuming for purposes of determining compliance thereof that such Revolving Commitment Increase is fully drawn as of the last day of such fiscal quarter); provided that if such compliance is measured on the date the agreement is signed with respect to an acquisition of or other investment in all or substantially all of the Equity Interests, assets or business of any Person or any assets constituting a business unit, line or division of such Person, then in connection with the calculation of any financial ratio with respect to any covenant set forth in Article VI or in connection with the designation of an Unrestricted Subsidiary pursuant to Section 6.12 or in connection with the designation of a Qualified Acquisition, in each case on or following such date and prior to the earlier of the date on which such acquisition or investment is consummated or the agreement with respect to such acquisition or investment is terminated, such financial ratio shall be calculated on a Pro Forma Basis assuming such acquisition, investment and any other pro forma events in connection therewith (including the incurrence of Indebtedness and such Incremental Facility) have been consummated, except to the extent such calculation would result in a lower Total Net Leverage Ratio, a lower Total Senior Secured Leverage Ratio or a higher ratio of Consolidated Interest Coverage Ratio (if applicable) than would apply if such calculation was made without giving effect to such acquisition, investment, other pro forma events in connection therewith or the incurrence of Indebtedness or any Incremental Facility on a Pro Forma Basis, and (D) the Borrower shall have delivered a certificate of a Responsible Officer certifying as to compliance with clauses (A), (B) and (C) above, together with reasonably detailed calculations demonstrating compliance with clause (C) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and the Compliance Certificate required to be delivered by Section 5.01(a) or 5.01(b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Debt Service (if applicable) for the relevant period). Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Facilities shall not exceed $~~2,500,000,000~~3,500,000,000 at any one time outstanding. Each Term Loan Increase, each tranche of Other Term Loans and each Revolving Commitment Increase shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $10,000,000; provided that such amount may be less than $10,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above. Solely in connection with any calculation of the Total Net Leverage Ratio for purposes of clause (C) above, the cash proceeds of the applicable Incremental Facility will not be deducted from Total Indebtedness.

(b) Any Incremental Term Loans structured as a separate tranche of term loans from the Term Loans (i) shall rank pari passu or junior in right of payment with the Obligations, (ii) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the applicable Class of Term Loans and (iii) other than amortization, pricing, maturity date and any other terms acceptable to the Administrative Agent, shall have the same terms as the applicable Class of Term

Loans; provided that (A) any Incremental Term Loan shall not have a final maturity date earlier than the Maturity Date for the applicable Class of Term Loans and (B) any Incremental Term Loan shall not have a weighted average life that is shorter than the weighted average life of the then-remaining Term Loans of the applicable Class. Notwithstanding anything herein to the contrary, the terms and provisions of any Term Loan Increase (other than arrangement, upfront, amendment and other similar fees and original issue discount) shall be identical to those of the applicable Class of Term Loans subject to such increase.

(c) Each notice from the Borrower pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Facilities shall be reasonably satisfactory to the Borrower and the Administrative Agent (and, in the case of any Revolving Commitment Increase, each Issuing Bank) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Facility, unless it so agrees. Commitments in respect of any Incremental Facilities shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Revolving Lender’s Revolving Commitment) under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20 (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)). The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the effective date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood and agreed that all references to “the date of such Borrowing” in Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date).

(d) On the date of effectiveness of any Revolving Commitment Increase, (i) the aggregate principal amount of the Revolving Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Revolving Commitment Increase shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate amount of the Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate amount of the Existing Revolving Borrowings, exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Revolving Commitment Increase, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate amount equal to the aggregate amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Borrower shall deliver such Borrowing Request), (vi) each Revolving Lender shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) and (vii) the Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.15 if the date of the effectiveness of such Revolving Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Revolving Commitment Increase pursuant to this Section 2.20, each Revolving Lender immediately prior to such increase will automatically and without further action be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit, in each case held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.

SECTION 2.21. Extension of Maturity Date. (a) The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 30 days prior to the then existing Maturity Date for the applicable Class of Commitments and/or Loans hereunder to be extended (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section 2.21; provided that (i) no Event of Default shall have occurred and be continuing at the time a Maturity Date Extension Request is delivered to the Lenders or at the time of the applicable extension, (ii) except as to interest rates, fees, amortization and final maturity (which shall be subject to the requirements of this Section 2.21, be determined by the Borrower and set forth in the relevant Maturity Date Extension Request), the Commitments and/or Loans extended pursuant to a Maturity Date Extension Request shall have the same terms as the original Commitments and/or Loans subject to such Maturity Date Extension Request (except for modification to such terms that do not become effective until after the Latest Maturity Date), (iii) the weighted average life to maturity of any extended Term Loan shall not be shorter than the remaining weighted average life to maturity of the Term Loans extended thereby and (iv) no tranche of extended Commitments and/or Loans shall be in an amount less than $60,000,000, unless this requirement is waived by the Administrative Agent.

(b) Each Maturity Date Extension Request shall (i) specify the applicable Class of Commitments and/or Loans hereunder to be extended, (ii) specify the date to which the applicable Maturity Date is sought to be extended, (iii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments and/or Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to the provisos to Section 9.02(b) shall become effective prior to the then Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Borrower, each Lender shall have the right but not the obligation to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment and/or Loans of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment and/or Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and/or Loans, and the aggregate principal amount of each Type of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and/or Loans held by them, then, subject to paragraph (e) of this Section 2.21, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments and/or Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Commitments and/or Loans of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof) shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.

(c) Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.18(b) and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment and/or Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution reasonably satisfactory to the Administrative Agent (provided that the consent of the Administrative Agent shall not be required if such other financial institution is an Affiliate of a Lender or an Approved Fund) and, if such Declining Lender is a Revolving Lender, each Issuing Bank, that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and/or Loans assigned to and assumed by it on and after the effective time of such replacement (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to obtain a replacement Lender; provided further that (i) the applicable assignee shall have agreed to provide the Commitment and/or Loans so assigned on the terms set forth in such Maturity Date Extension Request and (ii) all obligations of the Borrower owing to the Declining Lender relating to the Commitments and/or Loans so assigned (including all accrued interest, fees and all other amounts payable in respect thereof) shall be paid in full at no less than the market value thereof by the assignee to such Declining Lender concurrently with such assignment and assumption (with the Borrower paying to such Declining Lender the difference between the price so paid by the assignee and par).

(d) If a Maturity Date Extension Request has become effective hereunder:

(i) solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, not later than the fifth Business Day prior to the Existing Maturity Date, the Borrower shall make prepayments of Revolving Loans and shall provide cash collateral in respect of Letters of Credit in the manner set forth in Section 2.04(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Exposure as of such date will not exceed the Aggregate Revolving Commitments of the Consenting Lenders extended pursuant to this Section 2.21 (and the Borrower shall not be permitted thereafter to request any Revolving Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Aggregate Revolving Exposure of all Revolving Lenders would exceed the aggregate amount of the Revolving Commitments so extended);

(ii) solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, on the Existing Maturity Date, the Revolving Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (c) of this Section 2.21, terminate, and the Borrower shall repay all the Revolving Loans of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Commitments; and

(iii) solely in respect of a Maturity Date Extension Request that has become effective in respect of a Class of Term Loans, on the Existing Maturity Date, the Borrower shall repay all the Loans of such Class of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Revolving Lenders.

(e) Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section

4.02 to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer.

(f) Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section 2.21, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.07(c) or Section 2.17(b) or 2.17(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).

(g) The Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section 2.21. In connection with such amendment, the Borrower shall, if requested by the Administrative Agent, deliver a customary opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such amendment, this Agreement as amended thereby and such of the other Loan Documents (if any) as may be amended thereby.

SECTION 2.22. Refinancing Facilities. (a) The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment hereunder of (i) a new Class of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”) will make revolving loans to the Borrower (“Refinancing Revolving Loans”) and acquire participations in the Letters of Credit and (ii) one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower (the “Refinancing Term Loans”); provided that (A) each Refinancing Revolving Lender and each Refinancing Term Lender shall be an Eligible Assignee and, if not already a Revolving Lender, shall otherwise be reasonably acceptable to the Administrative Agent, (B) each Refinancing Revolving Lender shall be approved by each Issuing Bank (such approval not to be unreasonably withheld, conditioned or delayed) and (C) no Lender shall have any obligation to agree to become a Refinancing Revolving Lender or a Refinancing Term Lender.

(b) The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Commitment, the Administrative Agent and, in the case of Refinancing Revolving Commitments, each Issuing Bank; provided that no Refinancing Commitments shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction, (iv) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Commitments then in effect shall be terminated, and all the Revolving Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceeded the aggregate amount of the Revolving Commitments so terminated and (v) in the case of any Refinancing Term Loan Commitments, substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings and any reasonable fees, premium and expenses relating to such refinancing) (and any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.09 in the inverse order of maturity).

(c) The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” for all purposes hereof, (ii) the stated termination and maturity dates applicable to the Refinancing Commitments or Refinancing Loans of such Class; provided that (A) such stated termination and maturity dates shall not be earlier than the Revolving Maturity Date (in the case of Refinancing Revolving Commitments and Refinancing Revolving Loans) or the Term Maturity Date (in the case of Refinancing Term Loan Commitments and Refinancing Term Loans), (iii) in the case of any Refinancing Term Loans, any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitment or Refinancing Loans of such Class, (vi) in the case of any Refinancing Term Loans, any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing

Commitments or Refinancing Loans of such Class and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Commitments or Refinancing Loans of such Class and (ix) any financial covenant with which the Borrower shall be required to comply (provided that any such financial covenant for the benefit of any Class of Refinancing Lenders shall also be for the benefit of all other Lenders). Except as contemplated by the preceding sentence, the terms of the Refinancing Revolving Commitments and Refinancing Revolving Loans and other extensions of credit thereunder shall be substantially the same as the Revolving Commitments and Revolving Loans and other extensions of credit thereunder, and the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans shall be substantially the same as the terms of the Term Commitments and the Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.22, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder.

SECTION 2.23. Sustainability Adjustments.

(a) Following the date on which the Borrower provides a Pricing Certificate in respect of the most recently ended calendar year, (i) the Applicable Rate described under the headings “Applicable Rate for ~~LIBOR~~Term Benchmark Loans and RFR Loans” and “Applicable Rate for ABR Loans” in the definition of “Applicable Rate” shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate and (ii) the Applicable Rate described under the heading “Applicable Rate for Revolving Facility Commitment Fee” in the definition of “Applicable Rate” shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Commitment Fee Adjustment as set forth in the Pricing Certificate. For purposes of the foregoing, (A) each of the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment shall be determined as of the fifth Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered pursuant to paragraph (f) of this Section 2.23 based upon the KPI Metrics set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment, as applicable, therein (such day, the “Sustainability Pricing Adjustment Date”) and (B) each change in the Applicable Rate resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to the terms of paragraph (f) of this Section 2.23). For the avoidance of doubt, changes to the Applicable Rate pursuant to this Section 2.23 in respect of any Class of Loans and Commitments shall cease on the earlier of (x) the Maturity Date in respect of such Class of Loans and Commitments and (y) December 31, ~~2026~~2027 (unless otherwise agreed by the Borrower and the Lenders pursuant to an amendment effected in accordance with Section 9.02).

(b) For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any calendar year. It is further understood and agreed that the Applicable Rate (as described in clause (i) of Section 2.23(a)) will never be reduced or increased by more than 0.05%, and the Applicable Rate (as described in clause (ii) of Section 2.23(a)) will never be reduced or increased by more than 0.01%, in each case pursuant to the Sustainability Rate Adjustment or the Sustainability Commitment Fee Adjustment, as applicable, during any calendar year. For the avoidance of doubt, any adjustment to the Applicable Rate by reason of meeting one or both KPI Metrics in any year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.

(c) It is hereby understood and agreed that if no such Pricing Certificate is delivered by the Borrower within the period set forth in paragraph (f) of this Section 2.23, the Sustainability Rate Adjustment will be a positive 0.05% and the Sustainability Commitment Fee Adjustment will be a positive 0.01%, in each case commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of paragraph (f) of this Section 2.23 and continuing until the Borrower delivers a Pricing Certificate to the Administrative Agent for the applicable calendar year.

(d) If (i)(A) the Borrower, any Lender or any Issuing Bank becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in the case of any Lender or any Issuing Bank, such Lender or Issuing Bank, in good faith, delivers, not later than 10 Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender, each Issuing Bank and the Borrower and shall be conclusive absent manifest error), or (B) the Borrower, the Lenders and the Issuing Banks agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate for any period, then the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Banks, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank), but in any event within 10

Business Days after the Borrower has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If the Borrower becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate for any period, then, upon receipt by the Administrative Agent of notice from the Borrower of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics, as applicable), commencing on the fifth Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics, as applicable.

It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default; provided that the Borrower complies with the terms of this Section 2.23(d) with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), (i) any additional amounts required to be paid pursuant the immediate preceding paragraph shall not be due and payable until a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (ii) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (iii) none of such additional amounts shall be deemed overdue prior to the date that is two Business Days after such a demand or shall accrue interest at the applicable default rate specified in Section 2.12(c) prior to the date that is two Business Days after such a demand.

(e) Each party hereto hereby agrees that none of the Sustainability Structuring Agent, the Administrative Agent or the Arrangers shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any Sustainability Rate Adjustment or any Sustainability Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).

(f) As soon as available and in any event within 150 days following the end of each calendar year of the Borrower (commencing with the calendar year ending December 31, 2021), the Borrower shall deliver to the Administrative Agent (for distribution to the Lenders) a Pricing Certificate for the most recently-ended calendar year; provided that for any calendar year the Borrower may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 150-day period shall result in the Sustainability Rate Adjustment being applied as set forth in paragraph (c) of this Section 2.23).

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, each of the Issuing Banks and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and, except as could not reasonably be expected to result in a Material Adverse Effect, each Restricted Subsidiary, (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority and, except as could not reasonably be expected to result in a Material Adverse Effect, the legal right (including necessary authorizations from the FCC and FAA) to own and operate its property and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations, if any, under this Agreement and each other Loan Document and each other agreement or instrument contemplated thereby to which it is a party and to effect the Transactions and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing in, each jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by the Borrower have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of the Borrower’s Equity Interests. This Agreement and each other Loan Document has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (including the FCC, the FAA or any other Licensing Authority), except such as have been obtained or made and are in full force and effect (or, in the case of filings to be made by the Borrower under the Exchange Act, such as shall be made substantially concurrently with the Effective Date or as otherwise required under the Exchange Act), (b) will not violate any Requirement of Law (including any rule, regulation or policy of the FCC, the FAA or any other Licensing Authority) applicable to the Borrower, (c) will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture, agreement or other instrument binding upon the Borrower or its assets that is material to the Borrower and the Restricted Subsidiaries when taken as a whole, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by the Borrower or any Restricted Subsidiary.

SECTION 3.04. Financial Condition; No Material Adverse Effect. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations and comprehensive income and cash flows (i) as of and for the fiscal year ended December 31, 2014, audited by and accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended March 31, 2015, June 30, 2015, and September 30, 2015 (and comparable periods for the prior fiscal year), certified by a Responsible Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of such dates and for such periods in accordance with GAAP consistently applied (except as approved by such accountants or such Responsible Officer, as applicable, and disclosed therein), subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.

(b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of September 30, 2015, prepared giving effect to the Transactions as if the Transactions had occurred, on such date. Such pro forma consolidated balance sheet has been prepared by the Borrower in good faith based on the same assumptions used to prepare the pro forma consolidated balance sheet included in the Information Memorandum (which assumptions are believed by the Borrower on the date hereof to be reasonable) and subject to the qualifications and limitations contained in the notes attached thereto and in the Information Memorandum, presents fairly, in all material respects, the pro forma financial position of the Borrower and the Subsidiaries as of such date, as if the Transactions had occurred on such date.

(c) Except as disclosed in the financial statements referred to above or the notes thereto, in the Information Memorandum or in the public reports of the Borrower filed or furnished with the SEC prior to the Effective Date, after giving effect to the Transactions, none of the Borrower or any Restricted Subsidiary has, as of the

Effective Date, any material direct or contingent liabilities, unusual long-term commitments or unrealized losses.

(d) Other than as may be disclosed by the Borrower in the public reports of the Borrower filed or furnished with the SEC prior to the Effective Date, since December 31, 2014, no development or event has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05. Properties. (a) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its real and personal property. All such property is free and clear of Liens, other than Liens permitted by Section 6.02.

(b) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each of the Borrower and each Restricted Subsidiary owns, or is licensed to use, all Intellectual Property material to its business as currently conducted or as proposed to be conducted, and (ii) the use thereof by the Borrower and each Restricted Subsidiary does not infringe upon the rights of any other Person. No claim or litigation challenging the use, validity or enforceability of any Intellectual Property owned or used by the Borrower or any Restricted Subsidiary is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Restricted Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits, proceedings or (to the knowledge of the Borrower) investigations at law or in equity or by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than as may be disclosed by the Borrower in the public reports of the Borrower filed or furnished with the SEC prior to the Effective Date) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except as may be disclosed by the Borrower in the public reports of the Borrower filed or furnished with the SEC prior to the Effective Date, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i) the facilities and properties owned, leased or operated by the Borrower or any Subsidiary (collectively, the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations that constitute a violation by the Borrower or any Subsidiary of, or could reasonably be expected to result in liability of, the Borrower or any Subsidiary under, applicable Environmental Law;

(ii) neither the Borrower nor any Subsidiary has received written notice of any actual or alleged violation by the Borrower or any Subsidiary of, or liability or potential liability of the Borrower or any Subsidiary under, applicable Environmental Laws with respect to any of the Properties or the business operated by the Borrower or any Subsidiary (the “Business”), nor does the Borrower have knowledge that any such written notice will be received or is being threatened;

(iii) neither the Borrower nor any Subsidiary has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could reasonably be expected to result in liability of the Borrower or any Subsidiary under, applicable Environmental Law;

(iv) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened under applicable Environmental Law against the Borrower or any Subsidiary with respect to the Properties or the Business, nor are the Borrower or any Subsidiary parties to any outstanding consent decrees, consent orders, administrative orders or other orders outstanding under applicable Environmental Law with respect to the Properties or the Business; and

(v) the Properties and all operations of the Borrower and the Subsidiaries at the Properties are in compliance with all applicable Environmental Laws.

SECTION 3.07. Compliance with Laws and Agreements; No Default. Each of the Borrower and each Restricted Subsidiary is in compliance with (a) all Requirements of Law and (b) all indentures, agreements and other instruments binding upon it or its property, except, in the case of clauses (a) and (b) of this Section 3.07, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Anti-Terrorism Laws. (a) Neither the Borrower nor any Restricted Subsidiary and, to the knowledge of the Borrower, none of their respective directors, officers, employees, agents, brokers or Affiliates (i) has violated any Anti-Terrorism Laws, Anti-Corruption Laws or applicable Sanctions in any material respect or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of proceeds received from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) Neither the Borrower nor any Restricted Subsidiary and, to the knowledge of the Borrower, none of their respective directors, officers, employees, agents, brokers or Affiliates that is acting or benefiting in any capacity in connection with the Loans or the Letters of Credit is a Blocked Person.

(c) Neither the Borrower nor any Restricted Subsidiary and, to the knowledge of the Borrower, none of their respective directors, officers, employees, agents, brokers or Affiliates that is acting or benefiting in any capacity in connection with the Loans or the Letters of Credit (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or applicable Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, Anti-Corruption Law or applicable Sanctions.

(d) The Borrower will not, and will not permit any Restricted Subsidiary to, directly, or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds (i) to any Person for the purpose of financing the activities of ~~any Person currently subject to Sanctions~~a Blocked Person or in any Sanctioned Country (including under any Anti-Terrorism Law) or (ii) in violation of any Anti-Corruption Law or applicable Sanctions.

SECTION 3.09. Investment Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act.

SECTION 3.10. Federal Reserve Regulations. Neither the Borrower nor any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X.

SECTION 3.11. Taxes. The Borrower and each Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP or (ii) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12. ERISA. The Borrower and, to the best of its knowledge, its ERISA ~~affiliates~~Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each plan and are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations thereunder with respect to each Plan, except for instances of non-compliance that could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred with respect to a Plan, that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.13. Disclosure. (a) The Borrower has disclosed to the Lenders or otherwise made publicly available all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any Restricted Subsidiary to any Arranger, the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder, contained, when furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when taken as a whole and as supplemented as of the Effective Date; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished and, if such projected financial information was furnished prior to the Effective Date, as of the Effective Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material).

(b) As of the ~~Sixth~~Seventh Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

SECTION 3.14. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, (a) the fair value of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and the Restricted Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and the Restricted Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and the Restricted

Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date. For purposes of this Section 3.14, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 3.15. Licenses and Registrations. The Borrower and each of the Restricted Subsidiaries hold all of the Licenses that are material and necessary to the lawful ownership, construction, management or operation of the Tower Sites, taken as a whole, or that are material and necessary to the business of the Borrower and the Restricted Subsidiaries, taken as a whole, in the manner and to the full extent they are currently owned, constructed, managed and operated. All Licenses referenced in the first sentence of this Section 3.15 have been duly and validly issued to and are legally held by the Borrower or such Restricted Subsidiary and are in full force and effect without condition in all material respects (except those of general application). Except as could not reasonably be expected to have a Material Adverse Effect, all Licenses referenced in the first sentence of this Section 3.15 have been issued in compliance with all applicable laws and regulations, are legally binding and enforceable in accordance with their terms and are in good standing. The Borrower does not know of any facts or conditions that could constitute grounds for any Licensing Authority to deny any pending material application for a License with respect to any material Tower Sites, to suspend, revoke, materially adversely modify or annul any License with respect to any material Tower Sites or to impose a material financial penalty on the Borrower or any Restricted Subsidiary. All material Tower Sites that are required to be registered with the FCC have either been so registered or are in the process of being registered.

SECTION 3.16. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns or any other material labor disputes against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened and (b) the hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

SECTION 3.17. Plan Assets; Prohibited Transactions. None of the Borrower or any of its Restricted Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction on the part of and to the knowledge of the Borrower under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders) of Cravath, Swaine & Moore LLP, special New York counsel for the Borrower, dated as of the Effective Date. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of the Transactions.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder or under any other agreement entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand.

(f) The Administrative Agent shall have received satisfactory evidence that the insurance required by Section 5.07 is in effect.

(g) The Lenders shall have been furnished the financial statements, opinions and certificates referred to in Sections 3.04(a) and 3.04(b).

(h) Prior to or substantially concurrently with the initial funding of the Loans on the Effective Date, (i) all commitments under the Existing Credit Agreement shall have been terminated, (ii) all loans, interest and other amounts accrued or owing thereunder shall have been repaid in full and (iii) all guarantees and Liens granted in respect thereof shall have been released and the terms and conditions of any such release shall be satisfactory to the Administrative Agent. The Administrative Agent shall have received a payoff and release letter with respect to the Existing Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(i) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case to the extent requested in writing to the Borrower not later than five Business Days prior to the proposed Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in the Loan Documents (with respect to any Revolving Borrowing, excluding Sections 3.04(d) and 3.06(a)(i) of this Agreement) shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing (subject to Section 2.20) or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing (subject to Section 2.20) or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) In connection with a Borrowing, the Borrower has delivered a Borrowing Request in accordance with Section 2.03.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under this Agreement or any other Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, the following:

(a) within 95 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP consistently applied (except as approved by such accountants and disclosed therein);

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied (except as approved by such Responsible Officer and disclosed therein), subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with each delivery of financial statements under clauses (a) or (b) above, a completed Compliance Certificate signed by a Responsible Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any actions taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the covenants contained in Sections 6.09 (if then applicable) and 6.10;

(d) [reserved];

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC (or any Governmental Authority succeeding to any or all of the functions of the SEC) or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as applicable; and

(f) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request, (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (iii) such other information regarding sustainability matters and practices of the Borrower or any Subsidiary (including with respect to corporate governance, environmental, social and employee matters, respect for human rights, anti-corruption and anti-bribery) as the Administrative Agent or any Lender may reasonably request for purposes of compliance with any legal or regulatory requirement applicable to it.

Information required to be furnished pursuant to clause (a), (b), (e) or (f)(iii) of this Section 5.01 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or, except in the case of clause (f)(iii), shall be available on the website of the Borrower at http://www.crowncastle.com or on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section 5.01 may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

All such financial statements furnished pursuant to clauses (a) and (b) of this Section 5.01 shall be accompanied by reconciliation statements, certified by a Responsible Officer, setting forth the adjustments required to remove the effects of Unrestricted Subsidiaries.

SECTION 5.02. Notices of Material Events. Unless previously disclosed in the public reports of the Borrower filed or furnished with the SEC prior to the Effective Date, the Borrower will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Responsible Officer or another executive officer of the Borrower, affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or that relates in any material respect to any Loan Document;

(c) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect;

(d) any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect; and

(e) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice delivered under this Section 5.02 shall be accompanied by a written statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be furnished pursuant to this Section 5.02 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the Borrower at http://www.crowncastle.com or on the website of the SEC at http://www.sec.gov; provided that the Borrower shall give notice of the making of any such documentation available on the website of the Borrower or on the website of the SEC to the Administrative Agent (who shall then give notice thereof to the Lenders).

SECTION 5.03. Operation as a REIT. The Borrower shall operate in conformity with the requirements for qualification of the Borrower as a REIT under the Code until such time as the Borrower’s board of directors determines that operating in such a manner is not in the best interests of the Borrower and its stockholders.

SECTION 5.04. Existence; Conduct of Business. Except where failure to do so could not reasonably be expected to result in a Material Adverse Effect (other than in the case of clause (a) below solely with respect to the Borrower), the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises and any applications or registrations for any of the foregoing and Intellectual Property material to the conduct of its business, except, in the case of this clause (b), (i) to the extent that such rights, licenses, permits, privileges, franchises and any applications or registrations for any of the foregoing and Intellectual Property are no longer used, useful or necessary in the business of the Borrower or any Restricted Subsidiary or (ii) as permitted under Section 6.04; provided that the foregoing shall not prohibit (x) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (y) a REIT Conversion of any Restricted Subsidiary or any actions necessary for the Borrower or any Restricted Subsidiary to maintain its status as a REIT.

SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations (other than Indebtedness and any obligations in respect of any Hedging Agreements), including Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Except where failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Borrower will, and will cause each Restricted Subsidiary to, keep and maintain its property (including the Tower Sites) in good working order and condition, ordinary wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any Governmental Authority (including the FCC, the FAA and any other Licensing Authority) or by any insurance policy held by the Borrower or any Restricted Subsidiary.

SECTION 5.07. Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain insurance (including self-insurance) in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.08. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Material Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during business hours, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Borrower is present during such discussions (unless an Event of Default has occurred and is continuing at such time), independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent, acting individually or on behalf of the Lenders may exercise rights under this Section 5.08, (b) the Borrower shall be responsible for the costs and expenses of only one such visit and inspection during each calendar year and (c) the Administrative Agent shall not exercise the rights under this Section 5.08 more often than two times during any calendar year. Notwithstanding the foregoing, no disclosure of information subject to confidentiality or similar constraints shall be required by this Section 5.08.

SECTION 5.09. Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law (including Environmental Laws) with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans ~~and any 364-Day Loans~~ may be used (a) to prepay Indebtedness outstanding under the Existing Credit Agreement, (b) to pay Transaction Costs or (c) for general corporate purposes (including repayment or prepayment of Indebtedness and acquisitions and other investments). The proceeds of the Revolving Loans and, except to the extent provided in the applicable Incremental Facility Amendment, Incremental Facilities will be used solely for general corporate purposes (including repayment or prepayment of Indebtedness and acquisitions and other investments). No part of the proceeds of any Loan will be used in violation of the representations set forth in Sections 3.08 and 3.10. Letters of Credit will be used solely for general corporate purposes.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under this Agreement or any other Loan Document have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness of Restricted Subsidiaries. The Borrower will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness (if any) of any Restricted Subsidiary created hereunder and under the other Loan Documents;

(b) (i) Indebtedness of any Restricted Subsidiary existing on the date hereof and either (x) set forth in Schedule 6.01 or (y) disclosed in the public reports of the

Borrower filed or furnished with the SEC and (ii) any Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to this clause (b);

(c) Indebtedness of any Restricted Subsidiary owed to the Borrower or any other Restricted Subsidiary;

(d) Guarantees by any Restricted Subsidiary of Indebtedness of any other Restricted Subsidiary; provided that the Indebtedness so Guaranteed is not prohibited by this Section 6.01;

(e) (i) Capital Lease Obligations of any Restricted Subsidiary, (ii) any Indebtedness of any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Indebtedness assumed by any Restricted Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that (x) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (y) such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, together with any accrued and unpaid interest and fees and expenses in connection therewith) and (iii) any Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to this clause (e);

(f) (i) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an acquisition permitted hereunder; provided that (x) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and such Indebtedness is not created in contemplation of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (y) the Borrower is in compliance on a Pro Forma Basis after giving effect to the assumption of such Indebtedness with the covenants contained in Sections 6.09 (if then applicable) and 6.10, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or 5.01(b), and (ii) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to this clause (f);

(g) Indebtedness of any Restricted Subsidiary owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee compensation or benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h) Indebtedness of any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;

(i) Indebtedness of any Restricted Subsidiary in respect of Hedging Agreements permitted by Section 6.05;

(j) Indebtedness of any Restricted Subsidiary owed in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the Borrower or any Restricted Subsidiary having actual knowledge of the incurrence thereof;

(k) Indebtedness of any Restricted Subsidiary in the form of purchase price adjustments, earnouts, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other investment permitted hereunder;

(l) Indebtedness of any Restricted Subsidiary incurred in the form of reimbursement obligations in respect of letters of credit issued for the account of the Borrower or any Restricted Subsidiary in an aggregate amount not exceeding $50,000,000 at any time outstanding;

(m) Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries consisting of working capital facilities in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

(n) Guarantees by any Restricted Subsidiary of loans or advances to directors, officers or employees of the Borrower or any Restricted Subsidiary made in the ordinary course of business or otherwise as approved by the board of directors of the Borrower;

(o) Guarantees incurred by the Securitization Guarantors to the extent expressly permitted pursuant to an applicable Securitization Indenture;

(p) (i) other Indebtedness of Restricted Subsidiaries not otherwise permitted by this paragraph so long as (i) at the time of the incurrence of such Indebtedness, no Event of Default exists or would be caused thereby and (ii) the aggregate principal amount outstanding of such Indebtedness (together with the aggregate principal amount outstanding of Indebtedness of the Borrower covered by Liens permitted pursuant to Section 6.02(k)) does not exceed, in the aggregate, the greater of (x) $1,500,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) and (ii) Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to this clause (p); and

(q)(i) other Indebtedness of Restricted Subsidiaries so long as (A) at the time of the incurrence of such Indebtedness, no Event of Default exists or would be caused thereby and (B) the aggregate principal amount outstanding of such Indebtedness incurred under this clause (q) does not exceed, in the aggregate, $5,541,600,000 and (ii) Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to this clause (q).

For purposes of determining compliance with this Section 6.01, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Borrower, in its sole discretion, may classify such item of Indebtedness and in such event only be required to include the amount and type of such Indebtedness in one of such clauses, although the Borrower may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 6.01. Notwithstanding anything herein or in any Schedule hereto to the contrary, on and after the Third Amendment Effective Date, (i) the Specified Third Amendment Effective Date Indebtedness shall be deemed not to have been incurred under clause (b) of this Section 6.01, and (ii) any outstanding amount on the Third Amendment Effective Date with respect to the Specified Third Amendment Date Indebtedness shall be deemed to have been incurred under clause (q) of this Section 6.01.

SECTION 6.02. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens (if any) created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than accessions thereto and after-acquired property required by the terms of such Indebtedness, the proceeds and the products thereof and customary security deposits in respect thereof) and (ii) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals, replacements and refinancings thereof so long as (A) the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced, together with any accrued and unpaid interest and fees and expenses in connection therewith, and (B) such Lien does not apply to any other asset of the Borrower or any Restricted Subsidiary that it did not apply to prior to such extension, renewal, replacement or refinancing (other than accessions thereto and after-

acquired property required by the terms of such Indebtedness, the proceeds and the products thereof and customary security deposits in respect thereof); provided that individual financings of assets provided by the same lender or financing source may be cross-collateralized to other financings of assets provided by such lender or financing source;

(d) any Lien existing on any asset prior to the acquisition thereof by the Borrower; provided that (i) such Lien is not created in contemplation of such acquisition, (ii) such Lien shall not apply to any other asset of the Borrower (other than accessions thereto and after-acquired property required by the terms of such Indebtedness, the proceeds and the products thereof and customary security deposits in respect thereof) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition and extensions, renewals, replacements and refinancings thereof so long as (A) the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced, together with any accrued and unpaid interest and fees and expenses in connection therewith, and (B) such Lien does not apply to any other asset of the Borrower that it did not apply to prior to such extension, renewal, replacement or refinancing (other than accessions thereto and after-acquired property required by the terms of such Indebtedness, the proceeds and the products thereof and customary security deposits in respect thereof); provided that individual financings of assets provided by the same lender or financing source may be cross-collateralized to other financings of assets provided by such lender or financing source;

(e) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.04, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(f) in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(g) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower in connection with any letter of intent or purchase agreement for any acquisition or other transaction permitted hereunder;

(h) Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower; provided that (i) such Liens and the Indebtedness secured thereby are incurred within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital assets, together with any accrued and unpaid interest and fees and expenses in connection therewith and (iii) such Liens shall not apply to any other property or assets of the Borrower (other than accessions thereto and after-acquired property required by the terms of such Indebtedness, the proceeds and the products thereof and customary security deposits in respect thereof); provided that individual financings of fixed or capital assets provided by the same lender or financing source may be cross-collateralized to other financings of fixed or capital assets provided by such lender or financing source;

(i) Liens securing obligations under Hedging Agreements permitted by Section 6.05 in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

(j) Liens on any Indebtedness expressly permitted under Section 6.01; and

(k) any Liens on any Indebtedness of the Borrower not otherwise permitted by this Section 6.02, so long as the aggregate principal amount outstanding of such Indebtedness covered by such Liens (together with the aggregate principal amount outstanding of Indebtedness of the Restricted Subsidiaries incurred pursuant to Section 6.01(p)) does not exceed, in the aggregate, the greater of (x) $1,500,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b).

For purposes of determining compliance with this Section 6.02, if a Lien meets the criteria of more than one of the types of Liens described above, the Borrower, in its sole discretion, may classify such Lien and in such event only be required to include the amount and type of such Lien in one of such clauses, although the Borrower may divide and classify a Lien in one or more of the types of Liens and may later re-divide or reclassify all or a portion of such Lien in any manner that complies with this Section 6.02. Notwithstanding anything herein or in any Schedule hereto to the contrary, on and after the Third Amendment Effective Date, the Specified Third Amendment Effective Date Liens shall be deemed not to have been incurred under clause (c) of this Section 6.02.

SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom (i) any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving entity or the surviving entity is organized under the laws of the United States and expressly assumes the Borrower’s obligations under this Agreement, (ii) any Person (other than the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary, (iii) any Restricted Subsidiary may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.04 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, (iv) any Restricted Subsidiary may merge with and into an Affiliate thereof in connection with any REIT Conversion and (v) any Restricted Subsidiary may liquidate or dissolve if in connection with such liquidation or dissolution, substantially all the assets of such Restricted Subsidiary are transferred to the Borrower or any other Restricted Subsidiary.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, each of the Borrower and each Restricted Subsidiary will be permitted, from time to time, to change its organizational structure or its jurisdiction of incorporation or organization; provided that the Borrower shall not change its jurisdiction of incorporation or organization to any jurisdiction outside the United States of America.

SECTION 6.04. Asset Sales. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, other than in the ordinary course of business, and the Borrower will not permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Restricted Subsidiary), except:

(a) sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete, condemned, worn out or surplus assets, (iii) assets that are left on property of the Borrower and the Restricted Subsidiaries by customers or tenants and (iv) cash and Cash Equivalents, in each case in the ordinary course of business;

(b) sales, transfers, leases and other dispositions to the Borrower or a Restricted Subsidiary;

(c) sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business and not as part of any accounts receivables financing transaction;

(d) sales, transfers, leases and other dispositions of assets to the extent that such assets (i) were received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (ii) were assets of any Person existing (or with respect to which such Person has entered into a contract or other commitment) at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Borrower or any Restricted Subsidiary and are not relevant to the Borrower’s primary business, (iii) were received as non-cash consideration from a sale, transfer, lease or other disposition of any asset otherwise in compliance with this Section 6.04, or (iv) constitute another asset received as consideration for the disposition of any asset permitted by this Section 6.04 (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold);

(e) leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary;

(f) licenses or sublicenses of Intellectual Property entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary;

(g) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Borrower or any Restricted Subsidiary;

(h) dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i) dispositions permitted by Section 6.03(a)(v);

(j) dispositions by any Securitization Entity to the extent permitted under the applicable Securitization Indenture;

(k) dispositions to the extent required to consummate any REIT Conversion; and

(l) sales, transfers, leases and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold) that are not permitted by any other clause of this Section 6.04; provided that (i) at the time of such sale, transfer, lease or other disposition pursuant to this clause (l), no Event of Default exists or would be caused thereby, (ii) any such sale, transfer, lease or other disposition pursuant to this clause (l) shall be for fair market value, and (iii) after giving effect to any such sale, transfer, lease or other disposition pursuant to this clause (l), the aggregate fair value of assets disposed of pursuant to this clause (l) during any given fiscal year of the Borrower shall not exceed 15.0% of the Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or 5.01(b); provided further that if compliance with the immediately preceding clause (iii) shall rely on the determination of

Consolidated Total Assets giving pro forma effect (in accordance with Section 1.05) to any transaction that has occurred since the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or 5.01(b), then the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer setting forth a reasonably detailed calculation of Consolidated Total Assets, determined on a Pro Forma Basis, as of the relevant date.

SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Restricted Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of the Borrower or any Restricted Subsidiary.

SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;

(b) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in shares of Equity Interests;

(c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other compensation or benefit plans approved by the Borrower’s board of directors, or any committee thereof, for directors, officers or employees of the Borrower and the Restricted Subsidiaries;

(d) the Borrower and any Restricted Subsidiary may make any Restricted Payment required to effect a REIT Conversion, including, for the avoidance of doubt, any Restricted Payment necessary to satisfy the requirements of Section 857(a)(2)(B) of the Code (or any successor provision);

(e) for so long as the Borrower or any Restricted Subsidiary is a REIT, the Borrower and the Restricted Subsidiaries may make any Restricted Payment; provided that the aggregate amount of such Restricted Payments do not exceed, for any four consecutive fiscal quarters of the Borrower, such amount as may be required for the Borrower or any Restricted Subsidiary, as applicable, to continue to qualify as a REIT or to avoid the imposition of income or excise taxes on the Borrower or any Restricted Subsidiary; and

(f) the Borrower and the Restricted Subsidiaries may make any Restricted Payment so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom.

SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not materially less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Restricted Subsidiaries not involving any other Affiliate, (c) loans or advances to employees in the ordinary course of business, (d) payroll, travel and similar advances to cover matters in the ordinary course of business, (e) the payment of fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or the Subsidiaries in the ordinary course of business, (f) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors, (g) employment and severance arrangements entered into in the ordinary course of business between the Borrower or any Subsidiary and any employee thereof and approved by the Borrower’s board of directors, (h) any payments made pursuant to the Management Agreements, (i) any Restricted Payment permitted by Section 6.06, (j) transactions expressly permitted under any Securitization Document, (k) transactions expressly permitted by Section 6.03(a) and Sections 6.04(a)(ii) and (a)(iii), (l) management and other similar services and arrangements performed in the ordinary course of business by the Borrower or any Restricted Subsidiary in favor of the Borrower or any other Restricted Subsidiary, (m) transactions as may be disclosed in the public reports of the Borrower filed or furnished with the SEC prior to the date of this Agreement, (n) any transactions that are otherwise approved by the board of directors of the Borrower or such Restricted Subsidiary, (o) investments of cash and Cash Equivalents in Unrestricted Subsidiaries and (p) transactions set forth on Schedule 6.07.

SECTION 6.08. Restrictive Agreements. Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (b) in the case of any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to the Equity Interests of such Restricted Subsidiary, (c) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets of the Borrower or any Restricted Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (d) restrictions and conditions imposed by any Securitization Document, (e) restrictions and conditions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (f) restrictions and conditions imposed by any Indebtedness incurred in compliance with Section 6.01 or any agreement pursuant to which such Indebtedness is issued if the restriction or condition applies only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the restriction or condition is not materially disadvantageous to the Lenders than is customary in comparable financings (as determined by the Borrower) and the Borrower determines that any such restriction or condition shall not materially affect the Borrower’s ability to pay interest or principal, when due, on the Loans, (g) restrictions and conditions imposed by any Indebtedness incurred pursuant to Section 6.01(m); provided that the Borrower determines that any such restriction or condition shall not materially affect the Borrower’s ability to pay interest or principal, when due, on the Loans, (h) restrictions and conditions existing on the date hereof and identified on Schedule 6.08 (or to any extension or renewal of, or any amendment, modification or replacement not expanding the scope of, any such restriction or condition), (i) restrictions and conditions contained in lease, sublease or similar agreements not prohibited by the terms hereof with respect to wireless communication towers, tower-related assets (including small cell networks and fiber assets) or any assets or businesses reasonably related thereto if the restriction or condition is no more disadvantageous to the Lenders than the customary restrictions and conditions in any comparable lease, sublease or similar arrangements (as determined by the Borrower) and the Borrower determines that such restriction or condition shall not materially affect the Borrower’s ability to pay interest or principal, when due, on the Loans, (j) restrictions and conditions in the form of customary separateness, bankruptcy remoteness and similar provisions included in governing or other documents related to entities structured as special purpose entities in anticipation of financing arrangements, acquisition of assets or similar transactions if the Borrower determines that any such restriction or condition shall not materially affect the Borrower’s ability to pay interest or principal, when due, on the Loans, (k) restrictions and conditions imposed by any agreement relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by Section 6.01(f) if such restrictions and conditions apply only to such Restricted Subsidiary, (l) restrictions imposed by the organizational documents of the Borrower or any Restricted Subsidiary as in effect as of the date hereof and (m) any restrictions and conditions that the Chief Financial Officer of the Borrower determines in good faith would not materially impair the Borrower’s ability to perform or fulfill its obligations under this Agreement.

SECTION 6.09. Consolidated Interest Coverage Ratio. Solely to the extent that the senior unsecured debt rating of the Borrower most recently announced by any two of S&P, Moody’s and Fitch is lower than BBB-, Baa3 or BBB-, respectively, the Borrower will not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Borrower to be less than 2.50 to 1.00.

SECTION 6.10. Total Net Leverage Ratio and Total Senior Secured Leverage Ratio.

(a) The Borrower will not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter of the Borrower to exceed 6.50 to 1.00; provided that in lieu of the foregoing, for any such date occurring after a Qualified Acquisition and on or prior to the last day of the third full fiscal quarter of the Borrower after the consummation of such Qualified Acquisition, the Borrower will not permit the Total Net Leverage Ratio as of such date to exceed 7.00 to 1.00.

(b) The Borrower will not permit the Total Senior Secured Leverage Ratio as of the last day of any fiscal quarter of the Borrower to exceed 3.50 to 1.00.

SECTION 6.11. Changes in Fiscal Periods. The Borrower will neither (a) permit its fiscal year to end on a day other than December 31 nor (b) change its method of determining fiscal quarters.

SECTION 6.12. Designation of Unrestricted Subsidiaries and Restricted Subsidiaries. The Borrower may designate an Unrestricted Subsidiary as a Restricted Subsidiary so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, and the Borrower shall provide written notice to the Administrative Agent promptly upon any such designation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of such designation of any Indebtedness of such Unrestricted Subsidiary outstanding at such time. The Borrower may designate any Restricted Subsidiary as an Unrestricted Subsidiary so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants contained in Sections 6.09 (if then applicable) and 6.10, recomputed on the last day of the most recently ended four Fiscal Quarter period for which financial statements have been delivered in accordance with Section 5.01(a) or (b) as if such designation occurred on the first day of such period, and the Borrower shall provide written notice to the Administrative Agent promptly upon any such designation.

ARTICLE VII

Events of Default

If any of the following events (each such event, an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by the Borrower or on behalf of any Restricted Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04(a) (with respect to the existence of the Borrower) or 5.10 or in Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days (or such longer period not to exceed 60 days if such Default is curable within such period and the Borrower is proceeding in good faith with diligent efforts to cure such Default) after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period in respect of such failure under the documentation representing such Material Indebtedness);

(g) any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased, in each case, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01, (iii) the amortization of Indebtedness as a result of the commencement of an amortization period (or analogous concept) or the occurrence of an anticipated repayment date (or analogous concept), in each case in accordance with the applicable Securitization Indenture governing such Indebtedness, (iv) any Indebtedness that becomes subject to prepayment, repurchase, redemption or defeasance as a result of the transaction intended to be financed with such Indebtedness not being consummated as contemplated or (v) any “change of control” put in respect of any Indebtedness of a Person or business acquired by the Borrower or any of its Subsidiaries as a result of such acquisition;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed, undischarged or unbonded for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(v)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or in clause (h) of this Article;

(j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $250,000,000 (other than any such judgment covered by insurance to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment and the same shall remain unpaid, undischarged or not removed to bond for a period of 30 consecutive days during which execution shall not be effectively stayed;

(l) an ERISA Event shall have occurred with respect to a Plan, that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m) any material Loan Document or any material provision thereof for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower shall challenge the enforceability of any material Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any material provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(n) a Change in Control shall occur,

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of a Majority in Interest of Revolving Lenders (with respect to the Revolving Commitments in clause (i) below) or the Required Lenders, as applicable, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.04(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A and its successors to serve as administrative agent under the Loan Documents (and JPMorgan Chase Bank, N.A hereby accepts such appointment) and irrevocably authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) duties, responsibilities, or other obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, could expose the Administrative Agent to liability or be contrary to this Agreement or any other Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower or any Lender as a result of, any determination of the Revolving Exposure or the ~~364-Day Exposure or the~~ component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or wilful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign upon 30 days’ written notice of its intent to resign from its capacity as such to the Lenders, the Issuing Banks and the Borrower. Subject to the terms of this paragraph, if the Person serving as the Administrative Agent becomes a Defaulting Lender pursuant to clause (d)(i) of the definition of “Defaulting Lender”, the Required Lenders may, to the extent permitted by applicable law, remove such Person as the Administrative Agent upon 30 days’ written notice to the Borrower and such Person. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, subject (unless an Event of Default under clauses (a), (b), (h) or (i) of Article VII with respect to the Borrower shall have occurred and be continuing) to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in the United States of America or an Affiliate of any such bank. Whether or not a successor Administrative Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the Required Lenders give notice of removal (the “Removal Effective Date”) as provided in the third preceding sentence, then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign or the Required Lenders give notice of removal, as the case may be, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower or the Required Lenders may give notice of removal to the other Lenders, the Issuing Banks and the Borrower, as the case may be, whereupon, on the date of effectiveness of such resignation or removal stated in such notice, (a) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent; provided that (i) all payments (except for indemnity payments owed to the retiring or removed Administrative Agent) required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation or removal from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this

Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Each Lender (which, for purposes of this paragraph, shall be deemed to include Issuing Banks) hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower. Each party’s obligations under this paragraph shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

In case of the pendency of any proceeding with respect to the Borrower under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.15, 2.16 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Credit Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Credit Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank or in any such proceeding.

The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought under this Article (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Commitments immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including the reasonable fees, charges and disbursements of counsel) that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or wilful misconduct; provided further that the obligations of the Lenders set forth in this paragraph are several (and not joint and several).

Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Syndication Agent, a Documentation Agent, a Sustainability Structuring Agent or an Arranger shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, neither the Borrower nor any Subsidiary shall have any rights as a third party beneficiary of any such provisions.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section 9.01), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to the Borrower, to it at 8020 Katy Freeway, Houston, Texas 77024, Attention of Treasurer and General Counsel (Fax No. (713) 570-3150 and (713) 570-3053);

(ii) if to the Administrative Agent, to it at JPMorgan Chase Bank, N.A., ~~Wholesale Loan Operations,~~ 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, DE 19713, Attention ~~of Neer Reibenbach~~: Loan & Agency Services Group (Telephone No.: (302) ~~634-1678~~634-9621; email: ~~Neer.Reibenbach~~dante.manerchia@chase.com; agency.tax.reporting @jpmorgan.com~~);~~ (Agency Withholding Tax Inquiries); covenant.compliance@jpmchase.com (Agency Compliance/Financials/Intralinks));

(iii) if to ~~any~~(x) JPMorgan Chase Bank, N.A., as Issuing Bank, to it at to JPMorgan Chase Bank, N.A., 10420 Highland Manor Dr., 4th Floor, Tampa, FL 33610, Attention: Standby LC Unit (Telephone No.: (800) 364-1969; Fax No.: (856) 294-5267; email: GTS.Client.Services@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, DE 19713, Attention: Loan & Agency Services Group (Telephone No.: (302) 634-9621; email: dante.manerchia@chase.com) and (y) any other Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and

(iv) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) of this Section 9.01, shall be effective as provided in such paragraph.

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or any Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform. The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications by posting such Communication on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, as to the adequacy of the Platform and each such Person expressly disclaims any liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by ~~any~~the Administrative Agent ~~Party~~or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its

Related Parties have any liability to the Borrower, any Restricted Subsidiary, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) in connection with the Communications or the Platform.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Sections 2.13, 2.20, 2.21, 2.22 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that (x) the consent of the Required Lenders shall not be required and (y) a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory reduction of the Commitments, if adopted with the consent of the Required Lenders, shall not constitute an increase of any Commitment), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, in each case without the written consent of each Lender affected thereby (it being understood and agreed that the consent of the Required Lenders shall not be required), (iii) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.09 or the applicable Incremental Facility Amendment, or the required date of reimbursement of any LC

Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby (it being understood and agreed that (x) the consent of the Required Lenders shall not be required and (y) a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment of the Loans or mandatory reduction of the Commitments, if adopted with the consent of the Required Lenders, shall not constitute any postponement referenced in this clause (iii)), (iv) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby (it being understood and agreed that the consent of the Required Lenders shall not be required), (v) change any of the provisions of this Section 9.02 or the percentage set forth in the definition of the term “Required Lenders”, “Majority in Interest” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, with the consent of the Required Lenders, the provisions of this Section 9.02 and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (vi) change any of the provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class or (vii) subordinate any Obligations in contractual right of payment to any other Indebtedness or other payment obligations, without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as applicable, (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at the time and (C) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment. Notwithstanding any of the foregoing, (1) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except (I) with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such waiver, amendment or other modification or (II) the amendment of this subclause (1), in each case which requires the consent of each applicable Defaulting Lender, (2) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Issuing Bank stating that it objects to such amendment, (3) this Agreement may be amended to provide for Incremental Facilities in the manner contemplated by Section 2.20, the extension of the Maturity Date as provided in Section 2.21 and the incurrence of Refinancing Commitments and Refinancing Loans as provided in Section 2.22, in each case without any additional consents and (4) no agreement referred to in the immediately preceding sentence shall waive any condition set forth in Section 4.02 without the written consent of the Majority in Interest of the Revolving Lenders (with respect to the Revolving Commitments), ~~the Majority in Interest of the 364-Day Lenders (with respect to the 364-Day Commitments),~~ or the Majority in Interest of the Term Lenders (with respect to the Term Commitments) (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02) or any other Loan Document, including any amendment of an affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 4.02).

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v), (viii) or (ix) of paragraph (b) of this Section 9.02, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement with respect to the affected Class (or Classes) of Loans or Commitments to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected.

(d) Any waiver, amendment or other modification effected in accordance with this Section 9.02, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver; Limitation of Liability. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Sustainability Structuring Agent and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of a single counsel for all the foregoing taken as a whole (and if reasonably necessary, a single local counsel in each relevant local jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions)), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the fees, charges and disbursements of a single counsel for all the foregoing taken as a whole (and if reasonably necessary, a single local counsel in each relevant local jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and, solely in the case of an actual or perceived conflict of interest where the parties affected by such conflict inform the Borrower of such conflict, one additional counsel to the similarly affected parties taken as a whole (and, if reasonably necessary, one local counsel in each relevant jurisdiction to the similarly affected parties taken as a whole (which may include a single firm of special counsel acting in multiple jurisdictions))), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Sustainability Structuring Agent, each Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of a single counsel for all the Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all the Indemnitees taken as a whole in each relevant local jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) (and, solely in the case of an actual or perceived conflict of interest where the Indemnitees affected by such conflict inform the Borrower of such conflict, one additional counsel to the similarly affected Indemnitees taken as a whole (and, if reasonably necessary, one local counsel in each relevant local jurisdiction to the similarly affected Indemnitees taken as a whole (which may include a single firm of special counsel acting in multiple jurisdictions)), incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) are determined by a court of competent jurisdiction by a final, non-appealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee or any of its Related Parties, (b) result from a claim brought by the Borrower or any of the Subsidiaries against such Indemnitee or any of its Related Parties for material breach of such Person’s obligations under this Agreement or any of the other

Loan Documents if the Borrower or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (c) result from a proceeding that does not involve an act or omission by the Borrower or any of the Subsidiaries and that is brought by an Indemnitee against any other Indemnitee (other than claims against the Administrative Agent, Documentation Agents, Syndication Agent, Sustainability Structuring Agent or any Arranger in their respective capacities or in fulfilling their respective roles as such under this Agreement or any other Loan Document); it being understood and agreed that the Borrower shall have no obligation to reimburse any Indemnitee for any such fees or expenses unless such Indemnitee provides to the Borrower an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent any of the foregoing items in clauses (a) through (c) above occurs. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall use commercially reasonable efforts to work cooperatively with the Borrower with a view to minimizing the legal and other expenses associated with any defense and any potential settlement or judgment with respect to any claim, litigation, investigation or proceeding referenced in this paragraph. Settlement of any claim or litigation involving any material indemnified amount shall require the advance written approval of the Borrower (such approval not to be unreasonably withheld, conditioned or delayed) unless such settlement (A) includes an unconditional release of the Borrower and the Subsidiaries, and each of their respective Related Parties, from all liability or claims that are the subject matter of such proceeding and (B) does not include any statement as to any admission of fault.

(c) To the extent that the Borrower fails to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent (or such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section 9.03, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, unused

Revolving Commitments and, except for purposes of the second proviso of the immediately preceding sentence, the ~~total 364-Day Exposures, unused 364-Day Commitments and the~~ outstanding Term Loans and unused Term Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).

(d) All amounts due under this Section 9.03 shall be payable not later than 30 days after written demand therefor, which demand shall include documentation reasonably supporting such demand.

(e) To the extent permitted by applicable law, (i) the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and the Borrower hereby waives, any claim against the Administrative Agent, any Arranger, the Syndication Agent, any ~~Co-Documentation~~Documentation Agent, any Issuing Bank, the Sustainability Structuring Agent, any Lender and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) (except to the extent that such damages are determined by a court of competent jurisdiction by a final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(e) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

SECTION 9.04. Successors and Assigns. (a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby

(including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), any Arranger, the Syndication Agent, the Documentation Agents, the Sustainability Structuring Agent and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, any Arranger, the Syndication Agent, the Documentation Agents, the Sustainability Structuring Agent, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment and delegation to a Lender, an Affiliate of a Lender, an Approved Fund or, if a payment Default or an Event of Default has occurred and is continuing, any other Eligible Assignee; provided further that the Borrower shall be deemed to have consented to any such assignment and delegation unless it shall object thereto by notice to the Administrative Agent within ten Business Days after having received notice thereof, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and (C) each Issuing Bank, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure.

(ii) Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Term Loans, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (1) only one such processing and recordation fee shall be payable in the event of simultaneous assignments and delegations from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (2) with respect to any assignment pursuant to Section 2.18(b) or 9.02(c), the parties hereto agree that such assignment may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.16(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.14, 2.15, 2.16 and 9.03 and, subject to the terms of the applicable Assignment and Assumption, to any interest, fees and other amounts payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the

“Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.16(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment and delegation required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section 9.04 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 9.04 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent, the Sustainability Structuring Agent or any Issuing

Bank, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood and agreed that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section 9.04 and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Certain Pledges. Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, the Syndication Agent, the Documentation Agents, the Sustainability Structuring Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(d) or 2.04(e). The provisions of Sections 2.14, 2.15, 2.16, 2.17(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of an original executed counterpart of this Agreement.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic ~~signature~~Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (A) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Sustainability Structuring Agent, the Lenders, and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender, such Issuing Bank or any such Affiliates, irrespective of whether or not such Lender, such Issuing Bank or any such Affiliate shall have made any demand under this Agreement and although such obligations of the

Borrower are owed to a branch or office of such Lender, such Issuing Bank or any such Affiliate different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 9.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and any such Affiliate may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrower hereby agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against the Borrower or any of its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that, to the extent not otherwise prohibited by such applicable law or regulation or by such subpoena or similar legal process, the Administrative Agent, the applicable Lender or the applicable Issuing Bank, as applicable, shall provide the Borrower with reasonable advance written notice of any such disclosure (and the Administrative Agent, such Lender or such Issuing Bank, as applicable, shall cooperate with the Borrower to limit any such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Borrower or any other Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the written consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a disclosure known by the Administrative Agent, the applicable Lender or the applicable Issuing Bank to be a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section 9.12, “Information” means all information received from the Borrower in connection with this Agreement, any other Loan Document or any other agreement or instrument entered into in connection with the facilities described herein relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower and other than customary information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursement or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA PATRIOT Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable.

SECTION 9.15. No Fiduciary Relationship. The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

(b) The Borrower and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for “Private Side Lender

Representatives” and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for “Private Side Lender Representatives”. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to “Public Side Lender Representatives”, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.

SECTION 9.17. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties to any such Loan Document, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective

Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments~~;~~,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, ~~and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;~~

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement~~;~~, or

(iv) such other representation, warranty and covenant as may be ~~mutually~~ agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless ~~clause~~sub-clause (i) in the immediately preceding ~~paragraph~~clause (a) is true with respect to a Lender or such Lender has ~~not~~ provided another representation, warranty and covenant as provided in ~~clause~~sub-clause (iv) in the immediately preceding ~~paragraph~~clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that~~:~~

~~(i)~~ none of the Administrative Agent, or any Arranger, the Syndication Agent, the Documentation Agents or any of their respective Affiliates is a fiduciary with respect to or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto)~~;~~.

~~(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);~~

~~(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);~~

~~(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and~~

~~(v) no fee or other compensation is being paid by such Lender directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.~~

(c) The Administrative Agent, and each Arranger, the Syndication Agent and each Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide ~~impartial~~ investment advice~~,~~ or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof ~~(i)~~ (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments ~~and~~, this Agreement~~, (ii)~~ and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or ~~(iii)~~  (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

EXHIBIT B

Amended Form of Pricing Certificate

(Exhibit E to Credit Agreement)

[See attached]

EXHIBIT B

[FORM OF] PRICING CERTIFICATE

JPMorgan Chase Bank, N.A.,

  as Administrative Agent

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Phone No: +1-302-634-9621

Email: dante.manerchia@chase.com

Copy to:

JPMorgan Chase Bank, N.A.,

  as Administrative Agent

[ADDRESS]

Attention: [ ]

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of January 21, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Crown Castle International Corp., a Delaware limited liability company (the “Borrower”), the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This Pricing Certificate (this “Certificate”) is furnished pursuant to Section 2.23(f) of the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN [HIS/HER] CAPACITY AS [CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER, TREASURER, ASSISTANT TREASURER, CONTROLLER OR VICE PRESIDENT OF FINANCE] OF THE BORROWER AND NOT IN AN INDIVIDUAL CAPACITY (AND WITHOUT PERSONAL LIABILITY) THAT:

1. I am the duly elected [chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or vice president of finance] of the Borrower, and I am authorized to deliver this Certificate on behalf of the Borrower;

2. Attached as (a) Annex A hereto is a true and correct copy of the KPI Metrics Report for the 20[__] calendar year (the “KPI Metrics Report”) and (b) Annex B hereto is a report of the KPI Metrics Assurance Provider with respect to the KPI Metrics Report required by the definition of the term “Pricing Certificate” in the Credit Agreement; and

3. The Sustainability Commitment Fee Adjustment in respect of the 20[__] calendar year is [+][-][            ]% per annum, and the Sustainability Rate Adjustment in respect of the 20[__] calendar year is [+][-][            ]% per annum, in each case as computed as set forth on Annex B hereto.

The foregoing certifications are made and delivered this              day of             , 20[__].

E-1

Very truly yours,

CROWN CASTLE INTERNATIONAL CORP., as the Borrower

By:
Name:
Title:

E-2